Posting Supplement No. 192 dated April 22, 2009 to Prospectus dated October 13, 2008	Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-151827

LendingClub Corporation

Member Payment Dependent Notes

                This Posting Supplement supplements the prospectus dated October 13, 2008 and provides information about the particular series of Member Payment Dependent Notes (the "Notes") we are currently offering. Prospective investors should read this Posting Supplement together with the prospectus dated October 13, 2008 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.

                The following Notes are currently being offered:

Member Payment Dependent Notes Series 362204

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
362204	$24,000	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 362204. Member loan 362204 was requested on April 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,083 / month
Current employer:	n/a	Debt-to-income ratio:	0.54%
Length of employment:	n/a	Location:	Encino, CA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Need money ASAP

A credit bureau reported the following information about this borrower member on April 17, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2004	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,556.00	Public Records On File:	0
Revolving Line Utilization:	6.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 374812

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
374812	$18,000	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 374812. Member loan 374812 was requested on April 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	Valerio Dewalt Train Assoc. Inc.	Debt-to-income ratio:	11.23%
Length of employment:	13 years	Location:	CHICAGO, IL

Home town:	Chicago
Current & past employers:	Valerio Dewalt Train Assoc. Inc., Valerio Dewalt Train assoc. inc.
Education:	DePaul University

This borrower member posted the following loan description, which has not been verified:

Consolidate

A credit bureau reported the following information about this borrower member on April 14, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1997	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	7	Months Since Last Delinquency:	18
Revolving Credit Balance:	$11,286.00	Public Records On File:	0
Revolving Line Utilization:	69.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 378725

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
378725	$5,600	9.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 378725. Member loan 378725 was requested on April 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,500 / month
Current employer:	Boricua Group LLC	Debt-to-income ratio:	13.76%
Length of employment:	4 years 10 months	Location:	New York, NY

Home town:	Arlington
Current & past employers:	Boricua Group LLC, Time Warner Inc.
Education:	George Mason University, Metropolitan College of New York

This borrower member posted the following loan description, which has not been verified:

I am in need of money to buy new equipment and for marketing my event based smoothie and coffee business. I have been the owner/operator of the franchise business for 5 years with increased sales each year. I would like to expand into catering to have a new revenue stream. I have excellent credit and own my condo in New York City. I pride myself in never being late and do not carry any balances on my credit cards. I show alot of debt however because I allowed my father to use my credit cards to buy equipment for a real estate business he started 3 years ago. Because of the economy, it didn't do well so he has been paying off the amount minimally for the past two years.

A credit bureau reported the following information about this borrower member on February 11, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1994	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$43,006.00	Public Records On File:	0
Revolving Line Utilization:	69.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 385106

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
385106	$6,500	14.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 385106. Member loan 385106 was requested on April 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,083 / month
Current employer:	Geezeo.com	Debt-to-income ratio:	11.59%
Length of employment:	2 years 4 months	Location:	Staunton, VA

Home town:
Current & past employers:	Geezeo.com, Sony Pictures Digital Entertainment
Education:	Purdue University-Main Campus, New York University (NYU)

This borrower member posted the following loan description, which has not been verified:

My historic home needs help. The 2-room "new addition" (built in 1913) risks falling on the neighbor's home. This is because our homes are on a steep hill and this section of my home sits above the neighbor's home. [More about the project] The contractor will remove weakened wood members joining this "new" addition to the main structure of the house. He will reinforce the addition by "sistering" the joists. He will also add additional reinforcement ties (to code) and will secure foundation footing. [More about the house] This Queen Anne-style home was built in 1891. It was the first private residence completed by a prominent local architect named T.J.Collins. His work is well-known in this part of the country. The home has not had proper care or repair in over 20 years. [More about me, the borrower] I work for a personal finance website. So, I am very aware of the responsibilities associated with borrowing money. I chose Lending Club because I can responsibly "pay-as-I-go" on this project rather than take on too much debt at once. I maintain good credit with credit card debt less than $1,000. The other outstanding obligations are my mortgage and student loan debt.

A credit bureau reported the following information about this borrower member on April 16, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1994	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	n/a	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 388426

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
388426	$15,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 388426. Member loan 388426 was requested on April 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	Self Employed	Debt-to-income ratio:	4.81%
Length of employment:	n/a	Location:	Campbell, CA

Home town:	New York
Current & past employers:	Self Employed, Self Employed
Education:	St. John's University

This borrower member posted the following loan description, which has not been verified:

I am in the process of starting a promotional products business. My total investment in the business is about $30K and I would like to borrow about 1/2 of this amount which will allow me to still have significant reserves. The funds will be use to purchase equipment for my business. I already have a number of customers waiting. I feel I am a low risk because I own my own home (not upside down on my loan with plenty of equity), My FICO score is about 800, and I have never defaulted or late on any payments. The reason I would like to borrow some of the funds is to match my revenue with monthly costs (loan repayment) and to keep funds in reserve to get my business off the ground. I am projecting to be cash flow positive within 3 months. My background is in finance with an MBA. I have analyzed this business and industry in detail and have put together a business plan which have covered Thank you.

A credit bureau reported the following information about this borrower member on April 10, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1982	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,267.00	Public Records On File:	0
Revolving Line Utilization:	33.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 389701

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
389701	$8,000	14.74%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 389701. Member loan 389701 was requested on April 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,500 / month
Current employer:	Retired	Debt-to-income ratio:	15.44%
Length of employment:	n/a	Location:	Columbus, OH

Home town:	Columbus
Current & past employers:	Retired, State of Ohio, Dept. of Youth services
Education:

This borrower member posted the following loan description, which has not been verified:

Dear Sirs, My credit card balances are staggering. My wife helped a friend, financially. He took advantage of her and she had to file bankruptcy. As a result we had to rely on credit cards for basic essentials - fuel, food, taxes, etc. for a while. This drove the balances much higher than they should ever be. We have been trying to fight back since. One credit card company sold the card and the interest rate shot up. We are having trouble paying the minimum payments on this account and playing catchup. They have offered a deal to pay just under $6,000, and they will forgive the remaining balance. We also are in dire need of a new hot water heater. I am retired and have been a homeowner for 45+ years. My wife is working extra hours to help get caught up. A loan would allow us to pay back the money at a more affordable rate. The other $2,000 would help eliminate another debt and keep us out of tax trouble. We are three years away from paying off our house and trying very hard to eliminate credit card use at all. We just need a little help. I have never defaulted on a loan and would greatly appreciate some help.

A credit bureau reported the following information about this borrower member on March 31, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1985	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	19	Months Since Last Delinquency:	13
Revolving Credit Balance:	$21,202.00	Public Records On File:	0
Revolving Line Utilization:	88.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 390038

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
390038	$9,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 390038. Member loan 390038 was requested on April 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,666 / month
Current employer:	Sunset Country Club	Debt-to-income ratio:	20.30%
Length of employment:	2 years 4 months	Location:	ADEL, GA

Home town:	Charlotte
Current & past employers:	Sunset Country Club
Education:	Belmont Abbey College, North Carolina State University at Raleigh, Alamance Community College

This borrower member posted the following loan description, which has not been verified:

I need to pay off 3 credit cards. I am a General Manager of a Country Club and my wife is a teacher. We own our home, and have a small child. I have not missed a payment on anything in at least the last five years and the one derrogatory score on my credit is being disputed as it was a credit card from colleges that my parents paid off. I need a better rate than the original offer as my main credit card is at 9%.

A credit bureau reported the following information about this borrower member on April 3, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1997	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$42,813.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 390261

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
390261	$10,000	14.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 390261. Member loan 390261 was requested on April 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Mabrie Facial Cosmetic	Debt-to-income ratio:	22.48%
Length of employment:	1 year 2 months	Location:	Walnut Creek, CA

Home town:	San Francisco
Current & past employers:	Mabrie Facial Cosmetic
Education:	San Francisco State University

This borrower member posted the following loan description, which has not been verified:

This loan will be used towards the balances on my credit cards. I would like to consolidate my debt and make one large monthly payment instead of several small payments. I have a secure job with a steady income, so I will pay the loan back in a diligent manner.

A credit bureau reported the following information about this borrower member on April 8, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2002	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,575.00	Public Records On File:	0
Revolving Line Utilization:	73.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 390440

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
390440	$16,000	11.58%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 390440. Member loan 390440 was requested on April 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$25,000 / month
Current employer:	Visa	Debt-to-income ratio:	7.60%
Length of employment:	1 year	Location:	SAN FRANCISCO, CA

Home town:
Current & past employers:	Visa
Education:

This borrower member posted the following loan description, which has not been verified:

Hi there I have a $16K amount due on my Merceds CL 600 and want to reduce my monthly payments. The car is worth between $25 and $35K depending on your blue book pov. Thanks! James

A credit bureau reported the following information about this borrower member on April 2, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1997	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$41,491.00	Public Records On File:	0
Revolving Line Utilization:	60.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 390511

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
390511	$10,000	9.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 390511. Member loan 390511 was requested on April 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,947 / month
Current employer:	Shady Grove Nursing and Rehab Center	Debt-to-income ratio:	19.88%
Length of employment:	1 month	Location:	Damascus, MD

Home town:	Rockville
Current & past employers:	Shady Grove Nursing and Rehab Center, Belcan
Education:

This borrower member posted the following loan description, which has not been verified:

I am consolidating some debt and doing some home improvements.

A credit bureau reported the following information about this borrower member on April 14, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,255.00	Public Records On File:	0
Revolving Line Utilization:	24.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 390550

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
390550	$8,500	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 390550. Member loan 390550 was requested on April 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,750 / month
Current employer:	Meijer	Debt-to-income ratio:	16.17%
Length of employment:	8 years 5 months	Location:	Grand Haven, MI

Home town:	Zeeland
Current & past employers:	Meijer
Education:	Grand Valley State University

This borrower member posted the following loan description, which has not been verified:

To pay off a credit card that I need to pay off quickly

A credit bureau reported the following information about this borrower member on April 8, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$27,216.00	Public Records On File:	0
Revolving Line Utilization:	58.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 390569

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
390569	$12,000	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 390569. Member loan 390569 was requested on April 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	Honeywell	Debt-to-income ratio:	15.31%
Length of employment:	7 years 9 months	Location:	Surprise, AZ

Home town:	Iowa City
Current & past employers:	Honeywell
Education:	DeVry University-Arizona

This borrower member posted the following loan description, which has not been verified:

Never missed a payment but credit cards have raised interest rates and are threating to dropped limits and charge overdraft fees. Just don't think I should be penalized for playing by the rules and the rules changing because of bad economy.

A credit bureau reported the following information about this borrower member on April 2, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1993	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	42	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,084.00	Public Records On File:	1
Revolving Line Utilization:	89.00%	Months Since Last Record:	101
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 390985

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
390985	$5,200	10.95%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 390985. Member loan 390985 was requested on April 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,750 / month
Current employer:	Stafford Solutions	Debt-to-income ratio:	10.34%
Length of employment:	2 years 4 months	Location:	SAYLORSBURG, PA

Home town:	East Meadow
Current & past employers:	Stafford Solutions, STANDARD & POOR?S
Education:	Adirondack Community College , Glen Falls, NY

This borrower member posted the following loan description, which has not been verified:

Used motocycle purchase

A credit bureau reported the following information about this borrower member on April 4, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1984	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	30
Revolving Credit Balance:	$25,972.00	Public Records On File:	0
Revolving Line Utilization:	89.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 391193

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
391193	$15,000	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 391193. Member loan 391193 was requested on April 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,834 / month
Current employer:	Mercury Print Productions	Debt-to-income ratio:	12.82%
Length of employment:	9 years 2 months	Location:	ROCHESTER, NY

Home town:	Davenort
Current & past employers:	Mercury Print Productions
Education:	Rochester Institute of Technology (RIT)

This borrower member posted the following loan description, which has not been verified:

Looking to consolidate 2 credit cards

A credit bureau reported the following information about this borrower member on April 10, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	67
Revolving Credit Balance:	$20,761.00	Public Records On File:	0
Revolving Line Utilization:	71.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 391570

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
391570	$12,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 391570. Member loan 391570 was requested on April 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,000 / month
Current employer:	Telfair County Board of Education	Debt-to-income ratio:	24.60%
Length of employment:	2 years	Location:	Alamo, GA

Home town:	Vidalia
Current & past employers:	Telfair County Board of Education
Education:	Georgia Southern University, Middle Georgia College

This borrower member posted the following loan description, which has not been verified:

This loan is for Graduate School.

A credit bureau reported the following information about this borrower member on April 9, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1998	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,376.00	Public Records On File:	0
Revolving Line Utilization:	33.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 391591

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
391591	$15,000	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 391591. Member loan 391591 was requested on April 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,158 / month
Current employer:	Fair Havens Center	Debt-to-income ratio:	14.28%
Length of employment:	10 years	Location:	miami, FL

Home town:	Miami Springs
Current & past employers:	Fair Havens Center
Education:

This borrower member posted the following loan description, which has not been verified:

I want to persue a degree in finances, I want to expamd horizons to the administrative part in the medical field.

A credit bureau reported the following information about this borrower member on March 16, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1993	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	41	Months Since Last Delinquency:	11
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 391751

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
391751	$4,000	15.05%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 391751. Member loan 391751 was requested on April 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,833 / month
Current employer:	McOpCo	Debt-to-income ratio:	19.75%
Length of employment:	2 years 7 months	Location:	Biloxi, MS

Home town:	Biloxi
Current & past employers:	McOpCo
Education:	Rutgers University at New Brunswick/Piscataway, Mississippi Gulf Coast Community College

This borrower member posted the following loan description, which has not been verified:

So, I had to sell my dream car, a 1993 Toyota MR2 turbo when me and my wife had our first baby and buy a "respectable" family car. I've been driving a Hyundai Santa-Fe for 3 years now, and I am finally in a position to where I can afford a second car, and I want my dream car back. Unfortunately, in that time, they've only gotten rarer and more expensive. I found one locally after much scouring the classifieds, and it's at a great price, and it's in great shape. Unfortunately, the bank won't finance it since it's apparently "too old" for their taste. In fact, no bank will finance it for just that reason. Please help me out to get my dream back.

A credit bureau reported the following information about this borrower member on April 7, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2002	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	12	Months Since Last Delinquency:	20
Revolving Credit Balance:	$555.00	Public Records On File:	0
Revolving Line Utilization:	3.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 391767

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
391767	$9,600	15.68%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 391767. Member loan 391767 was requested on April 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$3,333 / month
Current employer:	Bailey Funeral Home	Debt-to-income ratio:	14.10%
Length of employment:	3 years 4 months	Location:	El Dorado, AR

Home town:	Hobbs
Current & past employers:	Bailey Funeral Home, Youngs Funeral home, Smith Funeral Home
Education:	UACCH / recieved assosiates in funeral service, DeVry University-Illinois / Working on Bachelors in Management

This borrower member posted the following loan description, which has not been verified:

Loan is for inexpensive reliable vehicle, new tires and consolidating some small debt to help me finish up my bachelors in technical management.

A credit bureau reported the following information about this borrower member on April 8, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2001	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	23	Months Since Last Delinquency:	6
Revolving Credit Balance:	$4,485.00	Public Records On File:	0
Revolving Line Utilization:	25.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 391825

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
391825	$14,000	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 391825. Member loan 391825 was requested on April 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,096 / month
Current employer:	Linda D. Schoonover, P.A.	Debt-to-income ratio:	22.13%
Length of employment:	4 years 11 months	Location:	Orlando, FL

Home town:	Provo
Current & past employers:	Linda D. Schoonover, P.A., Orlando Orthopedic Center, Bear Stearns Cos.
Education:	Snow College

This borrower member posted the following loan description, which has not been verified:

I have excellent credit and would like to pay off one of my credit cards and my loan with Citi financial (due to outrageous interest on both)

A credit bureau reported the following information about this borrower member on April 9, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	52
Revolving Credit Balance:	$1,840.00	Public Records On File:	0
Revolving Line Utilization:	26.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 391862

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
391862	$7,200	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 391862. Member loan 391862 was requested on April 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,833 / month
Current employer:	Self Employed	Debt-to-income ratio:	8.04%
Length of employment:	12 years 4 months	Location:	Red Lodge, MT

Home town:
Current & past employers:	Self Employed
Education:

This borrower member posted the following loan description, which has not been verified:

This money will be used for general expenses while we get our business year started.

A credit bureau reported the following information about this borrower member on April 14, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1988	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	48	Months Since Last Delinquency:	7
Revolving Credit Balance:	$61,459.00	Public Records On File:	0
Revolving Line Utilization:	11.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 391872

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
391872	$19,200	17.26%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 391872. Member loan 391872 was requested on April 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,888 / month
Current employer:	University of Florida	Debt-to-income ratio:	9.78%
Length of employment:	1 year 5 months	Location:	Gainesville, FL

Home town:	Krakow
Current & past employers:	University of Florida, Sage Healthcare, Pier 1 Imports, Shands Hospital
Education:	University of Florida

This borrower member posted the following loan description, which has not been verified:

I went to college with little understanding of economics. It seemed like a great idea to borrow money any time I fell short while in school since I had to pay my own way and I figured that the salary that I would be making after graduation would be more than adequate for quick repayment. I graduated three years ago with my B.S. and have worked hard to improve my financial situation since. I have learned a good deal about investments and credit while trying to pay off my debts and purchasing a home (87% LTV). I actually did manage to pay off and close nine accounts (various credit cards and an auto loan) which amounted to half of my total 'bad' debt, but the remaining five credit accounts are not budging. I am at the point where I have tried long enough to get rid of them that I believe that I need to just wipe them out at once. I have eliminated the physical cards and have been living off of income only. I have never missed a payment on any debt and I have never been late making a payment so I consider myself no risk to lenders. I have a good-excellent borderline credit score. The only tarnish on my credit file is the balance on these five accounts.

A credit bureau reported the following information about this borrower member on April 8, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,732.00	Public Records On File:	0
Revolving Line Utilization:	96.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 391877

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
391877	$8,000	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 391877. Member loan 391877 was requested on April 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,000 / month
Current employer:	eBrothers Solutions, Inc.	Debt-to-income ratio:	9.87%
Length of employment:	5 years	Location:	Spring Valley, CA

Home town:	Springfield
Current & past employers:	eBrothers Solutions, Inc., Marconi Communications, GRCI / AT&T
Education:	Old Dominion University

This borrower member posted the following loan description, which has not been verified:

In short, I have a relatively young computer consulting company with some credit card debt. I am looking to reduce my interest rate and monthly payments and see the monthly progress of my debt repayment rather than being stuck in the same place month after month as a result of high finance charges and fees. My current credit card debt is inhibiting my ability to successfully implement strategies to enable me to grow my company. I am married with a wife and 2 kids. I am honest and have always paid my bills on time. I just need a little help right now. Now the details... We are an IT consulting company working with small businesses in the San Diego area. I started the company in 2003 and now have a total of 3 employees. In order to grow to the next level, I have started working ON my business instead of IN my business. This has required me to reallocate my time and resources to develop a consistently profitable business model. While I have a viable customer base, I?ve had to reinvent myself and my company to accommodate the need to grow my company. The ?one man? shop mentality and working on break fix issues will not allow my company to grow to the next level. I have developed a profitable business model, which is based on recurring revenue. A tremendous benefit for my customer is the ability to budget their normally un-predictable computer/network costs. Using a flat fee, ?all you can eat? support model paired with a software technology which enables me to provide 24/7/365 monitoring of all critical networking devices and remedy issues remotely. This allows me to have a consistent revenue stream for my company and benefits my customers by saving lost revenue due to unpredictable downtime. In addition, we have created a state of the art Business Continuity Solution to prevent disasters of data. It?s also based on a recurring revenue model which provides customers the ability to keep working if their server(s) goes down for whatever reason. Overall, my new business model is a proactive solution to managing a company?s IT infrastructure (computers, servers, router, etc?) A typical ?computer? company spends a lot of time and effort in a reactive break/fix model. We are able to proactively manage a computer network to prevent the problems before they become an issue. The new business model includes a few different components: 1. Marketing: Most business I?ve had has been word of mouth referral. I am now able to target customers who benefit from a proactive solution. This requires a comprehensive marketing strategy with multiple touch points from multi-step campaigns to lunch and learn seminars. To that end, I have hired a marketing expert who specializes in marketing for IT companies like mine. I now have 3 step marketing campaigns, tech tip postcards, and a wealth of other marketing material that will enable me to reach numerous new customers. 2. Helpdesk: I have now implemented a fully staffed helpdesk with process and procedures to resolve customer issues using a complete software system. This software application manages my billing, invoicing, Customer resource management, time entry, scheduling, accounting, email, and project management, all in one tool. It has increased my efficiency and capabilities to handle larger volumes of customers. It?s a tool to help get the next level. 3. Personal Growth: I have had to change my personal mentality from being a computer tech to an entrepreneur who manages a growing company. I appreciate your time and please feel free to contact me for questions. Thanks for your consideration.

A credit bureau reported the following information about this borrower member on April 8, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1996	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$54,855.00	Public Records On File:	0
Revolving Line Utilization:	10.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 391993

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
391993	$6,000	15.37%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 391993. Member loan 391993 was requested on April 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,335 / month
Current employer:	LyChron LLC	Debt-to-income ratio:	13.24%
Length of employment:	6 years 11 months	Location:	ALVISO, CA

Home town:	Mountain View
Current & past employers:	LyChron LLC, California Institute for Medical Research
Education:	Mission College

This borrower member posted the following loan description, which has not been verified:

First off I would like to say thank you to everyone who funded my previous listing. Unfortunately it was above my debt to income requirements for LendingClub. The loan will be to consolidate a portion of my credit card debt and pay off what's left on my car loan. I currently own two duplexes in Modesto CA that I get $2,500 a month on rent from and another house in Reno NV that gets me $1,000.00 a month. I did however loan another friend $23,000 to help him consolidate his debt about 2 years ago and he has been making payments to me ($635/month) but now I need to consolidate my own debt. I am never late on any of my payments and I would like to save up enough money again to purchase a home in my area. Aside from the $633.33 from the personal loan I lent my friend I also receive about $275.00 monthly from my Prosper.com account. I also receive $30.00/hr from a 2nd job that I do on the side. My hours there are not consistent and I am listing them below. Income: Work (on average) $3,200.00 Rent from Modesto $2,500.00 Rent from Reno $1,000.00 Personal loan $ 635.00 Total $7,335.00 Thank you,

A credit bureau reported the following information about this borrower member on April 8, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1994	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	41	Months Since Last Delinquency:	56
Revolving Credit Balance:	$24,214.00	Public Records On File:	0
Revolving Line Utilization:	68.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 392041

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
392041	$12,000	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 392041. Member loan 392041 was requested on April 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,667 / month
Current employer:	Blackhawk Management Corp	Debt-to-income ratio:	23.83%
Length of employment:	n/a	Location:	Lawton, OK

Home town:	Orlando
Current & past employers:	Blackhawk Management Corp, American Residential Services, US Army
Education:	Touro College

This borrower member posted the following loan description, which has not been verified:

I am starting a full service house and carpet cleaning business and need additional start up capital. I have already been approved by my lender and the SBA for a Patriot Express loan. My business is a registered S corp in Oklahoma, and is certified by the SBA as a disabled veteran owned small business. I already have several letters of intent on business contracts as well as franchise negotiations with Sears carpet cleaning for the franchise license in Oklahoma. My target market and revenue projections are very strong for this venture. Prior to my lender releasing funds, I must inject my necessary capital. Being retired military, I understand the importance of honor and integrity and you will have my word of honor that this loan will be repaid without hesitation. Thank you, Robert Brown

A credit bureau reported the following information about this borrower member on April 8, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1991	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	62
Revolving Credit Balance:	$8,762.00	Public Records On File:	0
Revolving Line Utilization:	31.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 392062

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
392062	$25,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 392062. Member loan 392062 was requested on April 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,250 / month
Current employer:	BriarCrest	Debt-to-income ratio:	0.62%
Length of employment:	3 years	Location:	Los Angeles, CA

Home town:	Lake View Terrace
Current & past employers:	BriarCrest
Education:	California State University

This borrower member posted the following loan description, which has not been verified:

With the economy barely hanging on and Health Insurance Premiums still rising, 47 Million Americans continue to go without any Health Insurance now. Well, problem solved! I am championing Private Health Insurance that covers those who cannot afford expensive, Traditional Health Insurance. And everyone is accepted! To help get the word out, please invest for a good return. I pay back all my debt and my 790 FICO score is proof of that.

A credit bureau reported the following information about this borrower member on April 8, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2003	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$146.00	Public Records On File:	0
Revolving Line Utilization:	0.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 392293

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
392293	$15,250	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 392293. Member loan 392293 was requested on April 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Protonex	Debt-to-income ratio:	20.64%
Length of employment:	3 years 5 months	Location:	Platteville, CO

Home town:	Amsterdam
Current & past employers:	Protonex, Starsys Research
Education:	Westwood College-Denver North

This borrower member posted the following loan description, which has not been verified:

I?ve got myself into debt years ago and want to finally get rid of it. I can make my payments and do so on time. At the interest rates of credit cards it will take me until I retire to pay off my debts. I want this loan to start my financial future over. Thank you for taking interest in helping people like me out.

A credit bureau reported the following information about this borrower member on April 9, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1996	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$51,790.00	Public Records On File:	0
Revolving Line Utilization:	96.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 392340

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
392340	$4,000	16.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 392340. Member loan 392340 was requested on April 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,467 / month
Current employer:	Heard County Government	Debt-to-income ratio:	1.70%
Length of employment:	9 months	Location:	Newnan, GA

Home town:	Newnan
Current & past employers:	Heard County Government, Brandon Willis
Education:	West Georgia Technical College

This borrower member posted the following loan description, which has not been verified:

Hello all, I'm currently a 22 year old IT Technician for the County I live in. I'm looking to finance a motorcycle, but wanted to get the best rates. I'm very responsible and mature for my age, and attempting to save in gas any way I can. I have had 3 credit cards for 3 years and have never missed a payment. Also have no outstanding debts, and have always been out to helping others, just looking to get some help for myself this time. I used to be a Detention Officer for the same County for 3 years before I became a IT Technician. I very confident in my abilities to pay back any loan I finance. Thanks to all, and God bless!

A credit bureau reported the following information about this borrower member on April 9, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2005	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$301.00	Public Records On File:	0
Revolving Line Utilization:	8.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 392350

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
392350	$18,000	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 392350. Member loan 392350 was requested on April 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,000 / month
Current employer:	Zurich North America	Debt-to-income ratio:	22.30%
Length of employment:	9 years 6 months	Location:	Gahanna, OH

Home town:	Wheaton
Current & past employers:	Zurich North America
Education:	Aurora University

This borrower member posted the following loan description, which has not been verified:

I'm merely attempting to consolidate some credit card/line of credit debt in order ensure that they are paid off within the next 3 to 5 years. Would also like to close some credit card accounts once other credit cards and credit lines are consolidated. My wife's income is $51,000. She also works for Zurich North America.

A credit bureau reported the following information about this borrower member on April 9, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1999	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,518.00	Public Records On File:	0
Revolving Line Utilization:	32.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 392374

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
392374	$25,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 392374. Member loan 392374 was requested on April 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	Searles Valley Minerals Corporation	Debt-to-income ratio:	9.47%
Length of employment:	30 years	Location:	Trona, CA

Home town:	Madera
Current & past employers:	Searles Valley Minerals Corporation
Education:	Cal Poly Pomona

This borrower member posted the following loan description, which has not been verified:

This is a family affair. My son and his wife must rely on fertility treatment to conceive their own child. The doctor has told her it's now or never - her egg production is declining and likely limited to only a few more months. My son, his wife and I will all be paying on this loan, however I will be responsible as the signor and am quite capable of paying alone if necessary. My son will not be a signor as his credit has suffered as a result of the real estate meltdown. The money will be used to pay for the necessary medicine, testing and invitro fertilization procedure. Rather than using credit cards, we would like to amortize this loan at a decent interest rate. We are a very hard working, responsible family and would greatly appreciate your help. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on April 9, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1975	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$29,083.00	Public Records On File:	0
Revolving Line Utilization:	21.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 392430

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
392430	$25,000	15.05%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 392430. Member loan 392430 was requested on April 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,000 / month
Current employer:	NIIT Technologies Inc	Debt-to-income ratio:	3.26%
Length of employment:	2 years	Location:	NORRISTOWN, PA

Home town:	Bomoseen
Current & past employers:	NIIT Technologies Inc
Education:	PVPPCE

This borrower member posted the following loan description, which has not been verified:

I have 2nd mortgage on a rental property with balance of $109k. I have cash flow of $85k and plan to pay off the 2nd mortgage using this loan to make up for rest of the balance. You will see a 2nd mortgage debt on my credit around $965.00 which will go away once this loan is approved as I will be paying it off. The interest rate needs to be below 9% since I can use my credit card to borrow same money for 10%.

A credit bureau reported the following information about this borrower member on April 11, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	18	Months Since Last Delinquency:	6
Revolving Credit Balance:	$3,173.00	Public Records On File:	0
Revolving Line Utilization:	6.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 392435

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
392435	$9,000	15.37%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 392435. Member loan 392435 was requested on April 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	Burger King	Debt-to-income ratio:	6.27%
Length of employment:	5 years 3 months	Location:	Dover, DE

Home town:	Dover
Current & past employers:	Burger King
Education:	UMUC

This borrower member posted the following loan description, which has not been verified:

I'm a very responsible person. I always pay everything on time. I have a good credit score. Please, help me! Thank you!

A credit bureau reported the following information about this borrower member on April 9, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2005	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,534.00	Public Records On File:	0
Revolving Line Utilization:	29.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 392484

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
392484	$10,000	14.74%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 392484. Member loan 392484 was requested on April 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	osaka japanese restaurant	Debt-to-income ratio:	2.87%
Length of employment:	4 years	Location:	destin, FL

Home town:
Current & past employers:	osaka japanese restaurant
Education:

This borrower member posted the following loan description, which has not been verified:

i would like to get a loan for opening a small business i am planning to open it as soon as i get the loan my contract is ready, i am just waiting for your approval i do appreciate your assistance and help thank you in advance regards, aneliya tabashka

A credit bureau reported the following information about this borrower member on April 10, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2005	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,200.00	Public Records On File:	0
Revolving Line Utilization:	56.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 392513

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
392513	$7,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 392513. Member loan 392513 was requested on April 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,083 / month
Current employer:	Self employed massage therapist	Debt-to-income ratio:	21.08%
Length of employment:	3 years	Location:	Savannah, GA

Home town:	Statesboro
Current & past employers:	Self employed massage therapist, The Distillery - bartender
Education:	South University at Savannah - Physical Therapist Asst

This borrower member posted the following loan description, which has not been verified:

Consolidation of car payment and IRS payment

A credit bureau reported the following information about this borrower member on April 15, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2000	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,702.00	Public Records On File:	0
Revolving Line Utilization:	61.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 392516

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
392516	$5,500	15.05%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 392516. Member loan 392516 was requested on April 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	J.Haynes	Debt-to-income ratio:	3.07%
Length of employment:	2 years	Location:	West Mifflin, PA

Home town:	Pittsburgh
Current & past employers:	J.Haynes, Decked Out By Don
Education:

This borrower member posted the following loan description, which has not been verified:

Need the money fast.

A credit bureau reported the following information about this borrower member on April 10, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	64
Revolving Credit Balance:	$18,620.00	Public Records On File:	0
Revolving Line Utilization:	68.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 392575

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
392575	$13,000	16.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 392575. Member loan 392575 was requested on April 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,600 / month
Current employer:	Walter d.Sullivan	Debt-to-income ratio:	11.08%
Length of employment:	3 months	Location:	Kensington, CT

Home town:	Winsted
Current & past employers:	Walter d.Sullivan, Equity management
Education:

This borrower member posted the following loan description, which has not been verified:

Hello,my name is Chris,I am applying for this loan to take care of a loan I have with American General for a 1997 Ford Explorer,and also for vehicle repairs,.I have been working hard to fix my credit and also hoping for better rate.I have never had problems with this company they were always willing to do business with me.I tried them first,but it seems they have pulled out of CT. and are no longer lending here either,which makes no sense to me.I have also started new job recently,but was with my last job for 7 years.I hope that we can do business.Thank you for your time.Chris

A credit bureau reported the following information about this borrower member on April 10, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2001	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	33
Revolving Credit Balance:	$2,350.00	Public Records On File:	0
Revolving Line Utilization:	63.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 392578

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
392578	$7,500	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 392578. Member loan 392578 was requested on April 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,303 / month
Current employer:	United States Army	Debt-to-income ratio:	12.32%
Length of employment:	2 years 7 months	Location:	Salem, OR

Home town:	Corvallis
Current & past employers:	United States Army
Education:	Northwest Nazarene University

This borrower member posted the following loan description, which has not been verified:

This loan will be used entirely to cover my 2008 tax liabilty. I have this tax bill as a result of my participation in the US Army's Loan Student Loan Repayment Program (SLRP). When participating in this program the Army is to pay off 33% of previously accrued student loans every year for three years up tp $65,000. However, this loan repayment is considered ordinary income for income tax purposes. I was well aware of this and planned on roughly a $20,000 bump in income. However, during the course of the year the the Army made two of the payments on my student loan accounts causing me an income increase of close to $40.000 and a significant marginal tax rate increase. While I am glad to be out from under this student loan debt, I am now forced to take on a loan to cover this tax burden. I appreciate your consideration of my loan and I am glad to provide a solid investment to the members of this club.

A credit bureau reported the following information about this borrower member on April 10, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1992	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	39
Revolving Credit Balance:	$3,891.00	Public Records On File:	0
Revolving Line Utilization:	30.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 392694

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
392694	$10,000	16.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 392694. Member loan 392694 was requested on April 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,333 / month
Current employer:	Chicago Area Autopsy Service	Debt-to-income ratio:	11.85%
Length of employment:	1 year 1 month	Location:	WOODRIDGE, IL

Home town:	chicago
Current & past employers:	Chicago Area Autopsy Service, Veterans Affairs Department (VA)
Education:	Rosalind Franklin University of Medicine and Science, DeVry University-Illinois

This borrower member posted the following loan description, which has not been verified:

My fiance and I are getting married June 13, 2009. My parents were initially loaning us the money for the wedding. Unfortunately, my dad has now lost his job, like many others. With the wedding less than two months away this situation has put us into a bind. We have paid for the majority of the wedding expenses ourselves this far and need this loan for the remaining balance. My fiance and I both have secure careers in the medical field and government that pay us well and we could have saved up the money ourselves if it weren't for the limited amount of time left. We both understand the responsibilities to our lenders which is why we make our payments on time as scheduled and we are very aware of the importance of maintaining good credit.

A credit bureau reported the following information about this borrower member on April 10, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2002	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,125.00	Public Records On File:	0
Revolving Line Utilization:	69.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 392748

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
392748	$10,000	16.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 392748. Member loan 392748 was requested on April 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,167 / month
Current employer:	Child care	Debt-to-income ratio:	4.62%
Length of employment:	20 years	Location:	Northridge, CA

Home town:
Current & past employers:	Child care
Education:

This borrower member posted the following loan description, which has not been verified:

We would love to own our very own home, please help make this dream a reality. Thanks

A credit bureau reported the following information about this borrower member on April 10, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2005	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,785.00	Public Records On File:	0
Revolving Line Utilization:	54.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 392751

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
392751	$25,000	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 392751. Member loan 392751 was requested on April 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,333 / month
Current employer:	ARES Corporation	Debt-to-income ratio:	4.45%
Length of employment:	1 year	Location:	Deer Park, TX

Home town:	Texas City
Current & past employers:	ARES Corporation, Boeing Company
Education:	University of Houston

This borrower member posted the following loan description, which has not been verified:

My wife and I have been in an apartment since I graduated from the University with a degree in Electrical Engineering. I earn $76,000/yr as a systems engineer at an aerospace consulting firm and my wife is a realtor but she also has a teaching degree - she taught for 6 years, but she likes her new job more. When our friends were buying homes we didn't think they could afford, we stayed in our apartment and paid of her 2002 Volkswagon car off and student loans, and almost all of mine. I was promoted this year to the mid-level engineering position of senior-engineer and we both thought it was time to buy a house. We waited until earlier this year to finally buy a house because we wanted to have only one car note and a small amount of student loan debt beore we were comfortable making the move. We bought a 1979 $115k home in a nice neighborhood, I got a 5.0% rate, and our 30 year fixed plus insurance and tax is a mortgage payment of ~$950. My wife wants to install new cabinetry in this older home, granite counter tops, and remodel the master bath. What i would like to do is borrow here to update this house to the one she really wants. We were both very responsible during the real estate boom, and we watched it bust from the sidelines aas we saw CDOs and ARMSs causing havoc to others. What I'd like to do is reward ourselves in this way, knowing that with our responsible handling of finances, my recent promotion and dependable income, and with the money we didn't pay via an overpriced new home a loan of $25k is well within our budget. Thanks!

A credit bureau reported the following information about this borrower member on April 11, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1994	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	50
Revolving Credit Balance:	$165.00	Public Records On File:	0
Revolving Line Utilization:	2.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 392787

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
392787	$1,500	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 392787. Member loan 392787 was requested on April 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Dekalb County Schools	Debt-to-income ratio:	12.04%
Length of employment:	8 years 8 months	Location:	ATLANTA, GA

Home town:	Atlanta
Current & past employers:	Dekalb County Schools, Atlanta Public School System
Education:	Morris Brown College, Georgia State University, Central Michigan University

This borrower member posted the following loan description, which has not been verified:

Back in October my 13yrs. old daughter had to have her gallblatter removed. She spent 7 days in the hospital and she was transported by ambulance a total of three times. During her stay she had to have a procedure done at another hospital. Since then I have completed my masters program and got my first pay increase. However my mortage company Citimortgage has increased my payment becaues of a shortage in my escrow account. I know that this is temperary but it is causing a strain on my finances.

A credit bureau reported the following information about this borrower member on April 11, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1999	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	57
Revolving Credit Balance:	$2,287.00	Public Records On File:	0
Revolving Line Utilization:	47.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 392788

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
392788	$6,400	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 392788. Member loan 392788 was requested on April 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,667 / month
Current employer:	AMBITECH	Debt-to-income ratio:	17.16%
Length of employment:	6 years 8 months	Location:	CHICAGO, IL

Home town:	BLUE ISLAND
Current & past employers:	AMBITECH, RAYMOND PROFESSIONAL GROUP
Education:	ITT Technical Institute

This borrower member posted the following loan description, which has not been verified:

The purpose of this loan is to get a better rate.

A credit bureau reported the following information about this borrower member on April 11, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1995	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,630.00	Public Records On File:	0
Revolving Line Utilization:	53.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 392812

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
392812	$9,000	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 392812. Member loan 392812 was requested on April 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,667 / month
Current employer:	Independence Blue Cross	Debt-to-income ratio:	0.09%
Length of employment:	8 months	Location:	Norristown, PA

Home town:	Bombay
Current & past employers:	Independence Blue Cross, NIIT Technologies Inc.
Education:	St. Agnels

This borrower member posted the following loan description, which has not been verified:

I have 2nd mortgage on a rental property with balance of $109k. I have cash flow of $85k and plan to pay off the 2nd mortgage using this loan to make up for rest of the balance. You will see a 2nd mortgage debt on my credit around $965.00 which will go away once this loan is approved as I will be paying it off. The interest rate needs to be below 9% since I can use my credit card to borrow same money for 10%.

A credit bureau reported the following information about this borrower member on April 11, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2001	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	4	Months Since Last Delinquency:	6
Revolving Credit Balance:	$3,230.00	Public Records On File:	0
Revolving Line Utilization:	10.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 392814

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
392814	$10,000	8.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 392814. Member loan 392814 was requested on April 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$15,000 / month
Current employer:	Retired	Debt-to-income ratio:	7.26%
Length of employment:	n/a	Location:	West Bloomfield, MI

Home town:	Detroit
Current & past employers:	Retired, Ameritech
Education:	Oakland University

This borrower member posted the following loan description, which has not been verified:

This loan request will be used to pay my income tax as well as to pay for medical expenses recently incurred. My latest credit score was greater than 750. I have never declared bankruptcy. Net worth is greater than $2.4 million. I have IRA's and investments other than real estate which are liquied and worth approx. $1.5 million. I am reluctant to sell stock at this time at a substantial loss. It is likely that this loan will be repaid early.

A credit bureau reported the following information about this borrower member on April 11, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1971	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,141.00	Public Records On File:	0
Revolving Line Utilization:	15.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 392823

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
392823	$14,200	16.95%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 392823. Member loan 392823 was requested on April 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$3,000 / month
Current employer:	Cargill Kitchen Solutions	Debt-to-income ratio:	10.00%
Length of employment:	3 years 1 month	Location:	Lake Odessa, MI

Home town:
Current & past employers:	Cargill Kitchen Solutions
Education:	Michigan State University

This borrower member posted the following loan description, which has not been verified:

This loan is for debt consolidation and repaying a relative who helped me out. $13000 will go towards my 2nd(auto loan, will be paid off) and 3rd(1st credit card, will be paid off & closed afterwards) largest debts, these 2 balances combined equal about 65% of my debt excluding mortgage. $10000 will go towards the relative who helped me purchase my home last year. Repayment will be from the freed up debt from the auto loan(450 per month) and 1st credit card(350-400 per month). If my relative didn't have dire need of his money by the end of the month, I wouldn't be applying for a loan. Thank you to all those who contribute.

A credit bureau reported the following information about this borrower member on April 11, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2000	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	31
Revolving Credit Balance:	$8,377.00	Public Records On File:	0
Revolving Line Utilization:	47.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 392826

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
392826	$14,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 392826. Member loan 392826 was requested on April 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,417 / month
Current employer:	Hazel Hawkins Memorial Hospital	Debt-to-income ratio:	7.81%
Length of employment:	2 years 1 month	Location:	Kernville, CA

Home town:	Mason City
Current & past employers:	Hazel Hawkins Memorial Hospital, U.S. Navy
Education:	Southern Illinois University-Carbondale

This borrower member posted the following loan description, which has not been verified:

This loan will be used for two uses. First, $ 4,000 will be used to pay off credit cards, taking me well below the 35 % available credit level, which should take my credit score to the 730 - 740 range. I finally feel that I can justify buying a California home and want to obtain the best interest rate I can. The remaining $ 10,000 will be allotted for my August wedding. I am trying for a $ 7,000 budget, but am aware that last minute costs often come up and I wish to avoid going to my credit cards. Any funds not used for the wedding, plus all wedding gift monies will be applied to completely paying off all credit cards. Also, my credit score analysis says I need more experience in varying types of credit accounts. Thank you in advance for your consideration.

A credit bureau reported the following information about this borrower member on April 11, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1988	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,649.00	Public Records On File:	0
Revolving Line Utilization:	58.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 392887

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
392887	$20,000	14.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 392887. Member loan 392887 was requested on April 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$9,167 / month
Current employer:	Sprint	Debt-to-income ratio:	13.18%
Length of employment:	5 years 4 months	Location:	SAN FRANCISCO, CA

Home town:	Middletown
Current & past employers:	Sprint, Electronic Arts, Bluemartini Software
Education:	SUNY at Binghamton

This borrower member posted the following loan description, which has not been verified:

Looking to Consolidate my Credit Cards into a more manageable payment

A credit bureau reported the following information about this borrower member on April 17, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1994	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	24	Months Since Last Delinquency:	19
Revolving Credit Balance:	$25,277.00	Public Records On File:	0
Revolving Line Utilization:	80.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 392928

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
392928	$8,000	15.68%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 392928. Member loan 392928 was requested on April 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,083 / month
Current employer:	National Instruments	Debt-to-income ratio:	10.62%
Length of employment:	5 years	Location:	Austin, TX

Home town:	Denver
Current & past employers:	National Instruments
Education:	Kansas State University

This borrower member posted the following loan description, which has not been verified:

Overview: I would like a lender to help consolidate high-interest credit card debt that I have accumulated in the past year for home improvement projects. I took on a number of ambitious projects over the past year, and as a first-time home owner didn't do good up front estimates with how much all of it would cost -- and hence a lot of it ended up on credit cards. About me: I am a computer engineer with secure job at one of Fortune's Top 100 places to work (National Instruments in Austin, TX) and have been there about 5 years. One of my hobbies is helping out a non-profit that is just getting started (www.povertystopshere.org) with a close friend. I also have a family (one daughter - 7 years old) and spend most of my time doing family stuff. About my situation: I own a $220K duplex property, in which one unit I live in and the other I rent out. My monthly mortgage payment is $1800 and the amount of rent I receive as monthly income is $1050 and as such the monthly budget for housing is well within my means with a good paying engineering salary. A family member is who is disabled is moving from Kansas to Texas to live with me, and over the past year I have spent approximately $12K fixed costs (materials) on home improvement projects to make my unit of the duplex handicap accessible. This includes a complete remodel of the master bathroom with roll-in shower and a complete remodel of the kitchen, including normal height counters which are reachable from the wheelchair in place of the kitchen bar that was there before. Much of the work was done myself or through local contractors at good rates since the economy is hurting. When I go to sell the place, or get it re-appaised (which I have not done yet) I expect it will increase the value of the property by $20K. So, it's an asset that will be there when I need it. I have made the decision to go this route (debt consolidation loan) instead of home equity loan. Potential tax breaks: I have looked into taking tax breaks for all my work on the house, as deductions are possible for accessibility type improvements. However, most of the work was done by myself (which I can't deduct) and most of the material costs were split evenly over late 2008/early 2009, and therefore the overall deduction I would get doesn't help me out a whole lot. Debt I would like paid off: - I have a home depot credit card at 25% interest that has $4K on it. I did the whole "0%" for the first 6 months not realizing the rates skyrocketed after that. This needs to go ASAP. - I have another $4K of high interest credit card debt on various other cards that I would like to get paid off as well due to expenses incurred through the home improvement projects. Disclaimers: - My credit has sank about 50 points in the past two months as I have attempted to consolidate debt on low-interest cards (and opened up new accounts which hurt my credit). - Back in October my credit score was around 690 depending on which score you looked at, that's a typically score for me, which is not great but I am monitoring it and doing the things I can to get it up in the 700s.

A credit bureau reported the following information about this borrower member on April 11, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1999	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	31
Revolving Credit Balance:	$12,395.00	Public Records On File:	0
Revolving Line Utilization:	76.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 392932

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
392932	$3,600	14.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 392932. Member loan 392932 was requested on April 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,083 / month
Current employer:	Home Depot	Debt-to-income ratio:	3.31%
Length of employment:	7 years 6 months	Location:	orlando, FL

Home town:	Tampa
Current & past employers:	Home Depot
Education:

This borrower member posted the following loan description, which has not been verified:

looking to clear my debt never done this before itsall new to me

A credit bureau reported the following information about this borrower member on April 11, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1999	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	13	Months Since Last Delinquency:	21
Revolving Credit Balance:	$3,437.00	Public Records On File:	0
Revolving Line Utilization:	90.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 392992

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
392992	$15,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 392992. Member loan 392992 was requested on April 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,083 / month
Current employer:	SAIC	Debt-to-income ratio:	11.92%
Length of employment:	1 year 8 months	Location:	Upper Marlboro, MD

Home town:	jackson
Current & past employers:	SAIC, Union of Bricklayers, AASA
Education:	UMUC, Air Force Community College, PGCC

This borrower member posted the following loan description, which has not been verified:

I am from Detroit, one the few remaining industrial depended city. I have had the opportunity to purchase nine REO rental properties to date and able to own a part of my home town. All of these properties are part of a Revitalization area of the city, which is one of the city?s five targeted neighborhoods for improvements. These properties are location within blocks or next door to each others which help strength the neighborhood because of fewer vacant homes and in the near future will become comparable for each other when appraised. Five of these properties have been renovated and currently being rented. My current renters are low -income and senior residents that now can live in fairly safe and decent neighborhood with affordable housing. I have established an LLC in order to manage and maintain the properties. I would use the loan to further improve the properties for better energy efficient, legal assistant to form LLCs for all of the properties to reduce liability and to establish the appropriate accounting for the business.

A credit bureau reported the following information about this borrower member on April 12, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1994	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	41	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$27,662.00	Public Records On File:	0
Revolving Line Utilization:	73.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 393049

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
393049	$18,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 393049. Member loan 393049 was requested on April 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	Central Jersey Dog Care	Debt-to-income ratio:	6.43%
Length of employment:	2 years	Location:	Lawrenceville, NJ

Home town:	New York
Current & past employers:	Central Jersey Dog Care, All Good Dogs Day Care
Education:	Rider University

This borrower member posted the following loan description, which has not been verified:

I am looking for $18,000 in order to expand my two year old, profitable, dog care business. Credit Card debt has limited other financing operations. Dog care has proven to be a rather recession proof industry as people always need their dog to be taken care of, as it is seen as a family member. The money will be used to pay for advertising, equipment, and very likely an employee/employees to help around. Despite my other debts I never miss a payment, and take debt very seriously. I am a college graduate with a Bachelors in History from Rider University in Lawrenceville, NJ, where I also have taken classes towards getting my MBA.

A credit bureau reported the following information about this borrower member on April 12, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,589.00	Public Records On File:	0
Revolving Line Utilization:	67.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 393075

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
393075	$4,500	15.05%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 393075. Member loan 393075 was requested on April 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,000 / month
Current employer:	Restaurant	Debt-to-income ratio:	5.80%
Length of employment:	1 year 6 months	Location:	Batavia, IL

Home town:
Current & past employers:	Restaurant
Education:

This borrower member posted the following loan description, which has not been verified:

I am looking for this loan to simplify my monthly payments and also to acquire a inexpensive motorcycle. Financially i am very comfortable, besides the credit cards to be payed, my only monthly payments are for car insurance ($45 monthly) and a satellite radio subscription(around $14 a month). My housing and utility's are effectively $0. Ive held my current job for about a year and a half (about $800-$1000 a month income), the job before that for almost 2 years, and there was literally no gap in between the jobs. Thanks for the interest.

A credit bureau reported the following information about this borrower member on April 12, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2005	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,950.00	Public Records On File:	0
Revolving Line Utilization:	67.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 393104

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
393104	$4,200	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 393104. Member loan 393104 was requested on April 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,667 / month
Current employer:	Northeast Horticultural	Debt-to-income ratio:	10.58%
Length of employment:	1 month	Location:	Milford, CT

Home town:	Minneapolis
Current & past employers:	Northeast Horticultural, Shamrock Golf Club, K and C Pest COntrol
Education:	University of Wisconsin-Oshkosh

This borrower member posted the following loan description, which has not been verified:

I recently moved to CT for employment out of college. I am in need of a reliable automobile and am looking for a $4,200 loan over 36 months if possible.

A credit bureau reported the following information about this borrower member on April 13, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2003	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,570.00	Public Records On File:	0
Revolving Line Utilization:	56.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 393167

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
393167	$3,600	14.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 393167. Member loan 393167 was requested on April 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	diamond express	Debt-to-income ratio:	0.04%
Length of employment:	3 years 8 months	Location:	Milwaukee, WI

Home town:	milwaukee
Current & past employers:	diamond express
Education:

This borrower member posted the following loan description, which has not been verified:

Please email me at RogerGrady@att.net to get a copy of the show. I am making this short as I have typed this 3 times already and get logged off as I go into detail and try to go to step 2.I have a copyright and show is registered with the Writers Guild of America.I have an entertainment attorney but need to get an agent and get the show noticed in Hollywood. I need money to join the Writers Vault for networking. I want to buy the Hollywood Reporters mailing list of agents,producers,and television execs. I want to run ad in Variety magazine which is home delivered to 22,000 Hollywood movers and shakers. Hollywood studios and networks don't accept unsolicited materials as they have a fear of lawsuits and conflict of interest if they are working on similar projects.I only need one agent with connections and have a lawyer ready to submit my show but need the money to get the project rolling. Thank You for your consideration of this.

A credit bureau reported the following information about this borrower member on April 13, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1992	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1.00	Public Records On File:	1
Revolving Line Utilization:	0.00%	Months Since Last Record:	96
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 393178

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
393178	$16,000	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 393178. Member loan 393178 was requested on April 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,800 / month
Current employer:	Hartford Insurance	Debt-to-income ratio:	19.14%
Length of employment:	18 years 7 months	Location:	Slatington, PA

Home town:	Ottawa
Current & past employers:	Hartford Insurance, Prudential Insurance
Education:

This borrower member posted the following loan description, which has not been verified:

I am requesting a loan to pay off higher rate credit cards and to have one monthly payment that would be automatically be deducted from my checking account. My credit is considered Good to Excellent and I want to keep it that way. I feel this loan would benefit me by being able to pay off and close these accounts and have the extra money that I would be saving for other uses. I have been with my current employer for over 18 years and own my home with no mortgage. I have lived at my current address for 21 years.

A credit bureau reported the following information about this borrower member on April 14, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1983	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	23	Months Since Last Delinquency:	15
Revolving Credit Balance:	$20,698.00	Public Records On File:	0
Revolving Line Utilization:	23.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

Member Payment Dependent Notes Series 393180

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
393180	$9,600	15.37%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 393180. Member loan 393180 was requested on April 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	PNC Bank	Debt-to-income ratio:	17.04%
Length of employment:	1 year	Location:	Warren, PA

Home town:	Warren
Current & past employers:	PNC Bank, AXA Advisors, LLC, Foot Locker
Education:	St. Bonaventure University

This borrower member posted the following loan description, which has not been verified:

Please help my wife and I move to Warren and buy a house! We have never missed a payment in our life and our credit is 690 - 710. We amassed some credit card debt in our previous location and have been paying it back (ontime) for over 4 years. To get rid of our house in NY, we will need to take an $8000 loss. We already are renting-to-own a home in PA, but need to pay off our mortgage in NY 1st. Our Pa home will cost 1/2 as much and both of us are making more in our current jobs. With current environment, no bank will lend to us with the unsecured credit card debt that we have. We'd like to get a 5yr $8000 loan, but will probably be able to pay it back within 2 years.

A credit bureau reported the following information about this borrower member on April 13, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1994	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,875.00	Public Records On File:	0
Revolving Line Utilization:	86.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 393197

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
393197	$5,200	16.95%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 393197. Member loan 393197 was requested on April 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,942 / month
Current employer:	KNBT	Debt-to-income ratio:	9.59%
Length of employment:	2 years	Location:	BETHLEHEM, PA

Home town:	Elizabeth
Current & past employers:	KNBT, Bank of America Corp.
Education:	NCC

This borrower member posted the following loan description, which has not been verified:

Most of this loan is for a rollover on a current loan I have with citifinancial. I really want to pay this loan off due to the intrest rate. Thank you for all your help. The rest of the loan is to make some improvements to my house that are needed. Thank you again!

A credit bureau reported the following information about this borrower member on April 15, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1999	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	20	Months Since Last Delinquency:	21
Revolving Credit Balance:	$32.00	Public Records On File:	0
Revolving Line Utilization:	0.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 393209

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
393209	$8,000	16.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 393209. Member loan 393209 was requested on April 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,000 / month
Current employer:	Siemens	Debt-to-income ratio:	3.82%
Length of employment:	18 years	Location:	JACKSONVILLE, FL

Home town:	Jacksonville
Current & past employers:	Siemens
Education:

This borrower member posted the following loan description, which has not been verified:

loan will be dedicated to rectify tax liability

A credit bureau reported the following information about this borrower member on April 13, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2005	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,158.00	Public Records On File:	0
Revolving Line Utilization:	56.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 393228

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
393228	$10,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 393228. Member loan 393228 was requested on April 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,000 / month
Current employer:	Aap st Mary corp	Debt-to-income ratio:	13.80%
Length of employment:	15 years	Location:	Sidney, OH

Home town:	botkins
Current & past employers:	Aap st Mary corp, Bob Evans Farms centervill, ohio
Education:	RETS Technical Center , centerville , ohio

This borrower member posted the following loan description, which has not been verified:

want to considate my capital one bank of america credit cards. I have had capital one credit card for a long time and want to pay off the balance in 36 to 60 mounths. give me a call at (937)829-4116 if you have questions. Thank you for all your help.

A credit bureau reported the following information about this borrower member on April 13, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1994	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,660.00	Public Records On File:	0
Revolving Line Utilization:	60.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 393287

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
393287	$8,000	9.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 393287. Member loan 393287 was requested on April 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,667 / month
Current employer:	retired	Debt-to-income ratio:	15.16%
Length of employment:	22 years 8 months	Location:	Snellville, GA

Home town:	Canton
Current & past employers:	retired, Ga. Board of Pardons and Paroles
Education:	Georgia State University

This borrower member posted the following loan description, which has not been verified:

paying off 2 high interest credit cards

A credit bureau reported the following information about this borrower member on April 13, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1983	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$24,142.00	Public Records On File:	0
Revolving Line Utilization:	49.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 393335

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
393335	$12,000	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 393335. Member loan 393335 was requested on April 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,333 / month
Current employer:	First Data	Debt-to-income ratio:	9.65%
Length of employment:	8 years	Location:	Columbus, GA

Home town:	Woonsocket
Current & past employers:	First Data, BB&T Corporation
Education:	Columbus State University

This borrower member posted the following loan description, which has not been verified:

I have several cards that I would like to payoff quickly. The rates are higher than I would like to be paying. While I have not missed a payment in over 5 years, my credit is drying up....As I pay down my debt, the card companies lower my credit limit - so there is no improvement to my credit scores based on the percent of my limit vs the debt. I also have some household repairs that really need to be taken care of, some are simple, new programable thermostat and ceiling fans - others cost a bit more. I am gainfully employed (same company for 8 years) making a good salary for the part of the county I live in - I am a single mother of two kids (with braces on their teeth). I can continue to pay off the cards and get the work done around the house - but it would be smarter to get a lower intrest loan to do it.

A credit bureau reported the following information about this borrower member on April 13, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	31
Revolving Credit Balance:	$17,349.00	Public Records On File:	0
Revolving Line Utilization:	63.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 393379

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
393379	$2,750	15.37%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 393379. Member loan 393379 was requested on April 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	Food Packaging Manufacture	Debt-to-income ratio:	3.55%
Length of employment:	5 years	Location:	Union cCty, GA

Home town:	Atlanta
Current & past employers:	Food Packaging Manufacture
Education:	The University of Alabama in Huntsville

This borrower member posted the following loan description, which has not been verified:

Hi, Me and my wife are buying a new house but need help with the closing cost of $2700. Thank you for viewing. Twan32

A credit bureau reported the following information about this borrower member on April 13, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2005	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$64.00	Public Records On File:	0
Revolving Line Utilization:	1.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 393387

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
393387	$12,000	16.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 393387. Member loan 393387 was requested on April 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$8,000 / month
Current employer:	Government	Debt-to-income ratio:	15.46%
Length of employment:	3 years 5 months	Location:	Fairfax, VA

Home town:	Frankfurt
Current & past employers:	Government, Milbank, Tweed, Hadley & McCloy LLP, Wilmer, Cutler & Pickering (now Wilmer Hale)
Education:	Christopher Newport University

This borrower member posted the following loan description, which has not been verified:

I am in the final phase of completing my professional legal website. I plan on using these funds to complete the website, launch the website and advertise. Initially, my request was going to be 15K, however, I felt it would be prudent of me to only request 10K-12K and come up with the additional funds from my personal income. I would never request or take on any debt or loan I could not handle and make payment on. Repayment on this loan will be no problems. When the website is complete, my hope is to expedite the complete payment of this loan in a timely fashion. Generally, no one really likes to take on loans, but I require this amount to push me over the hill and get my business up and running. As a minority, my hope is to offer this website for legal services to the community. I've also started to line up companies that will advertise on this site. I feel confident about this and I appreciate your consideration.

A credit bureau reported the following information about this borrower member on April 14, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1994	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	22	Months Since Last Delinquency:	8
Revolving Credit Balance:	$24,249.00	Public Records On File:	0
Revolving Line Utilization:	97.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 393396

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
393396	$10,100	9.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 393396. Member loan 393396 was requested on April 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,000 / month
Current employer:	n/a	Debt-to-income ratio:	2.60%
Length of employment:	n/a	Location:	Clifton, NJ

Home town:	Clifton
Current & past employers:	Advance Internet
Education:	New Jersey City University

This borrower member posted the following loan description, which has not been verified:

Hi All, I'm graduating in Fall '09 and this loan is for my Summer and Fall Classes. A total of 6 classes/18 credits. I've been able to finance my entire education and have no undergraduate or graduate debt to speak of and learned that I could get a better rate on Lending Club. So here I am, and I need your assistance. Any questions, please feel free to e-mail me at anytime. Thank you, Paul

A credit bureau reported the following information about this borrower member on April 13, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,309.00	Public Records On File:	0
Revolving Line Utilization:	44.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 393403

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
393403	$9,000	8.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 393403. Member loan 393403 was requested on April 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,750 / month
Current employer:	Xerox	Debt-to-income ratio:	9.62%
Length of employment:	21 years 4 months	Location:	ROCHESTER, NY

Home town:	Rochester
Current & past employers:	Xerox
Education:

This borrower member posted the following loan description, which has not been verified:

I am using this loan for personal reasons. I have an extremely good credit history and have never been late on any payments and also even pay more than the minimum amout due. Thank you and have a nice day.

A credit bureau reported the following information about this borrower member on April 14, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1992	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$57,033.00	Public Records On File:	0
Revolving Line Utilization:	29.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 393432

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
393432	$15,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 393432. Member loan 393432 was requested on April 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,717 / month
Current employer:	Kikie's Boutique	Debt-to-income ratio:	16.33%
Length of employment:	20 years 2 months	Location:	Rego Park, NY

Home town:	Miramar
Current & past employers:	Kikie's Boutique
Education:

This borrower member posted the following loan description, which has not been verified:

I need to refinance my credit card at a better rate and do some home improvement.

A credit bureau reported the following information about this borrower member on April 13, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,152.00	Public Records On File:	0
Revolving Line Utilization:	68.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 393435

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
393435	$12,000	15.37%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 393435. Member loan 393435 was requested on April 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,500 / month
Current employer:	Richards Consulting	Debt-to-income ratio:	10.11%
Length of employment:	6 years 2 months	Location:	Cincinnati, OH

Home town:	Falls Church
Current & past employers:	Richards Consulting, Midland Company
Education:	East Carolina University

This borrower member posted the following loan description, which has not been verified:

I will be using the money to make some much needed repairs to my primary residence. I bought it as a foreclosure toward the end of last year and need to replace the roof and windows. The windows are original to the house (over 50 years old) and the roof is leaking. I have a good long standing credit history with the only blemish due to a vengeful ex-wife as a result of a divorce. I have a very solid income and have always prided myself on finding additional work if need be to supplement myself. I never turn down work.

A credit bureau reported the following information about this borrower member on April 13, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1996	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	40	Months Since Last Delinquency:	26
Revolving Credit Balance:	$26,902.00	Public Records On File:	0
Revolving Line Utilization:	48.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 393436

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
393436	$3,500	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 393436. Member loan 393436 was requested on April 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,667 / month
Current employer:	Nuclear Regulatory Commission	Debt-to-income ratio:	19.28%
Length of employment:	1 year	Location:	ODENTON, MD

Home town:	PHILADELPHIA
Current & past employers:	Nuclear Regulatory Commission, US Air Force
Education:	Roger Williams University

This borrower member posted the following loan description, which has not been verified:

I am seeking approval for a 3500.00 loan in order to use for a family vacation to Disney World scheduled for June 2009. I would be a reliable candidate based upon my secure job in the federal government and history of previous work, which included 10 years in the Air Force. I plan to pay this loan off as quick as possible from an allotment which would be taken directly from my paycheck. Feel free to contact me for additional information. Very respectfully, Erik Saracino

A credit bureau reported the following information about this borrower member on April 13, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1978	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	54	Months Since Last Delinquency:	67
Revolving Credit Balance:	$16,146.00	Public Records On File:	0
Revolving Line Utilization:	54.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 393440

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
393440	$6,000	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 393440. Member loan 393440 was requested on April 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	philabundance	Debt-to-income ratio:	11.55%
Length of employment:	1 year 2 months	Location:	SHARON HILL, PA

Home town:	Glenville
Current & past employers:	philabundance, Trans Union
Education:	Katherine Gibbs School, Norristown PA

This borrower member posted the following loan description, which has not been verified:

This could be considered an auto loan, as the bulk of the money will be going towards a pre-owned minivan to transport my growing family and pets. The loan has been labeled as "Major Purchase" to allow for flexibility due to a wide range of characteristics in the pre-owned market. For example: $4000 - minivan $2000 - Tires, brakes, GPS device etc.. I'm currently a full time IT employee at a reputable food bank in Philadelphia, with strong job security behind me. I am a responsible father, and businessman, and will not have any issues fulfilling my obligations as a lender. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on April 20, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2004	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,003.00	Public Records On File:	0
Revolving Line Utilization:	43.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 393491

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
393491	$6,600	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 393491. Member loan 393491 was requested on April 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,500 / month
Current employer:	angenos pizza and pasta	Debt-to-income ratio:	11.08%
Length of employment:	6 years 6 months	Location:	brooklyn park, MN

Home town:	minneapolis
Current & past employers:	angenos pizza and pasta, apple gate
Education:	North Hennepin Community College

This borrower member posted the following loan description, which has not been verified:

i have 3 credit cards with an outstanding amount of 6,600 dollars. i have made some poor financial choices in my day but i have regained my self control and not its time to re- build. i am currently a home owner. i dont have any late payments on any cards. my interest rates are through the roof though. one of them is 28% and the other is 27% and my third is only 15% but my minmum payments are just to much with no principal going down

A credit bureau reported the following information about this borrower member on April 13, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2005	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,593.00	Public Records On File:	0
Revolving Line Utilization:	55.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 393574

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
393574	$9,000	7.37%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 393574. Member loan 393574 was requested on April 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	R.P. Brennan General Contractors	Debt-to-income ratio:	15.95%
Length of employment:	48 years	Location:	WOODHAVEN, NY

Home town:	Queens
Current & past employers:	R.P. Brennan General Contractors
Education:	F.I.T. Fashion Institute of Technology, Mary Mount College

This borrower member posted the following loan description, which has not been verified:

To whom it may concern: I would like this loan to payoff my lease which is up in September. I took out a four year loan with Honda Finance and I regret not coming to you guys earlier, but you live and learn. My payments were on time and I never had a problem making my payments. Thank you, Karina Ensuncho

A credit bureau reported the following information about this borrower member on April 16, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	26
Revolving Credit Balance:	$4,964.00	Public Records On File:	0
Revolving Line Utilization:	47.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 393601

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
393601	$3,000	15.05%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 393601. Member loan 393601 was requested on April 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,467 / month
Current employer:	Ambitious Web	Debt-to-income ratio:	18.95%
Length of employment:	2 years 5 months	Location:	Claremore, OK

Home town:	Tulsa
Current & past employers:	Ambitious Web, Wyatt Technical Service
Education:	Pepperdine University

This borrower member posted the following loan description, which has not been verified:

I have been participating in triathlon for a few years on an old road bike and it is time for an upgrade. I have saved some funds and planned on using a credit card for the rest but getting a personal loan looks like the better route. At this time I have 3 loans that consist of my mortgage and two credit cards. One card has around 1k and the other has 2k. I have a salaried job as a web programmer and my wife is a stylist. We make a good living and have never had an issue with making payments on time. I could certainly save up the money for this purchase but the season would be over by that time. Thanks for the consideration.

A credit bureau reported the following information about this borrower member on April 14, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2002	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	14	Months Since Last Delinquency:	12
Revolving Credit Balance:	$4,285.00	Public Records On File:	0
Revolving Line Utilization:	44.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 393640

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
393640	$3,800	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 393640. Member loan 393640 was requested on April 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,083 / month
Current employer:	Gelsons Markets	Debt-to-income ratio:	12.36%
Length of employment:	6 years 4 months	Location:	NEWPORT BEACH, CA

Home town:	Lynwood
Current & past employers:	Gelsons Markets
Education:	Garden Grove ROP

This borrower member posted the following loan description, which has not been verified:

I would like to pay off some of my bills.

A credit bureau reported the following information about this borrower member on April 15, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1999	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$168.00	Public Records On File:	0
Revolving Line Utilization:	56.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 393649

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
393649	$11,500	14.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 393649. Member loan 393649 was requested on April 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,138 / month
Current employer:	US Department of Treasury	Debt-to-income ratio:	19.92%
Length of employment:	32 years 1 month	Location:	Whittier, CA

Home town:	Guadalajara
Current & past employers:	US Department of Treasury
Education:	East Los Angeles College

This borrower member posted the following loan description, which has not been verified:

Despite many obstacles we are finally building our home. The only thing standing in our way is some fees we have to pay. Our loan is set to go however now at days banks are extremely backed up so we are not able to receive the monies in a timely manner to cover these expenses. My husband and I have worked very hard to see this through and have never given up that it would happen. Please help us. Thank you

A credit bureau reported the following information about this borrower member on April 14, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1978	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	71
Revolving Credit Balance:	$192,462.00	Public Records On File:	0
Revolving Line Utilization:	82.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 393653

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
393653	$6,400	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 393653. Member loan 393653 was requested on April 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,083 / month
Current employer:	Cal Fire	Debt-to-income ratio:	15.07%
Length of employment:	1 year	Location:	Chico, CA

Home town:	Chico
Current & past employers:	Cal Fire, United States Forest Service
Education:	Butte College-Associates, transfer to CSU Chico

This borrower member posted the following loan description, which has not been verified:

I am a 26 year old working student and father. I have an annual income of $25,000 working as a seasonal fiefighter. I would like to consolidate my credit card, car loan, and recently unexpected medical bills. The interest on my card is way to high and I would like to be able to pay one monthly payment as opposed to multiple payments. I have a good credit history with multiple accounts in good standing. A single loan with lower interest would make my debt more manageable and would be a big help.

A credit bureau reported the following information about this borrower member on April 14, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2002	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	34
Revolving Credit Balance:	$4,072.00	Public Records On File:	0
Revolving Line Utilization:	23.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 393677

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
393677	$9,800	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 393677. Member loan 393677 was requested on April 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,750 / month
Current employer:	Claims verification inc	Debt-to-income ratio:	21.41%
Length of employment:	13 years 8 months	Location:	Canton, GA

Home town:	Roanoke
Current & past employers:	Claims verification inc
Education:	Radford university

This borrower member posted the following loan description, which has not been verified:

Loan for a 2003 Harley Davidson, with a value of $4000 higher than requested loan value. I have never had a late payment of any kind on any sort of loan. However, the economy had lessened options for loans on recreational vehicles. I have been a homeowner for 12 years and again, never missed a payment. I am also a business owner and have been at my current employer for almost 14 years.

A credit bureau reported the following information about this borrower member on April 14, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1994	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$52,568.00	Public Records On File:	0
Revolving Line Utilization:	72.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 393680

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
393680	$12,450	16.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 393680. Member loan 393680 was requested on April 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,583 / month
Current employer:	Bartolotta Restaurant Group	Debt-to-income ratio:	12.50%
Length of employment:	2 years	Location:	Milwaukee, WI

Home town:	Green Bay
Current & past employers:	Bartolotta Restaurant Group, Food Fight Inc., Supple Restaurant Group
Education:	UWGB

This borrower member posted the following loan description, which has not been verified:

Consolidating Credit Debt

A credit bureau reported the following information about this borrower member on April 14, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2005	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,722.00	Public Records On File:	0
Revolving Line Utilization:	82.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 393690

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
393690	$20,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 393690. Member loan 393690 was requested on April 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,500 / month
Current employer:	American Eagle Do it Best	Debt-to-income ratio:	1.49%
Length of employment:	2 years 8 months	Location:	Ovid, MI

Home town:	Lansing
Current & past employers:	American Eagle Do it Best, Michigan Army National Guard
Education:	Lansing Community College

This borrower member posted the following loan description, which has not been verified:

I own a two story home and wold like to convert it into a duplex. I have a good credit score: 738-767 depending on which credit reporting company you check. I always pay my bills on time.

A credit bureau reported the following information about this borrower member on April 14, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	57
Revolving Credit Balance:	$1,954.00	Public Records On File:	0
Revolving Line Utilization:	6.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 393734

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
393734	$4,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 393734. Member loan 393734 was requested on April 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,833 / month
Current employer:	AIG	Debt-to-income ratio:	20.91%
Length of employment:	1 year 4 months	Location:	Long Beach, NY

Home town:
Current & past employers:	AIG
Education:	Hofstra University

This borrower member posted the following loan description, which has not been verified:

Hi, I am looking to borrow $4000 in order to consolidate some outstanding debt which is at a high interest rate and also use some of these monies to buy some necessary purchases for my apartment and some suits for work. I make $75,000 a year annually in salary (started making that high of a salary last year) and normally should receive about 10-15% bonus each year, but because of the bad economy, I am only expected to get about 4%. I do have high balances on my credit cards, but I have never defaulted or most importantly never been a day late on any credit card payments which spans about 12 years. I am very responsible when it comes to paying my debts as you can see by my credit history, just need to lower rates and get a little ahead of the game in the next couple of years in order to pay this debt down. I live in an apartment in my parents house and only pay about $300 a month to help them cover some of the costs associated with the apartment. Please let me know if you have any further questions. Thanks. Kind Regards,

A credit bureau reported the following information about this borrower member on April 14, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1996	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$36,462.00	Public Records On File:	0
Revolving Line Utilization:	81.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 393741

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
393741	$15,000	14.74%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 393741. Member loan 393741 was requested on April 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	General Electric	Debt-to-income ratio:	15.49%
Length of employment:	2 years 9 months	Location:	Waukesha, WI

Home town:	Chicago
Current & past employers:	General Electric
Education:	University of Illinois at Chicago

This borrower member posted the following loan description, which has not been verified:

I need this lump sum to break my lease, pay for moving expenses for household items and 2 cars, and also pay deposit for new apt in the NY area and settle down. I have the ability to repay the loan and i will continue to work from my new location; my company has an office there. There is no relocation expenses coverage from my company because they are doing me a favor; my wife is going to Dental school and we are relocating because of that. I need the lump sum because i had to pay lump sum to keep her space, before her student loan comes through (in the next couple of months.

A credit bureau reported the following information about this borrower member on April 14, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2002	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	45
Revolving Credit Balance:	$7,151.00	Public Records On File:	0
Revolving Line Utilization:	45.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 393791

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
393791	$18,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 393791. Member loan 393791 was requested on April 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,000 / month
Current employer:	Law Office	Debt-to-income ratio:	11.67%
Length of employment:	1 year 10 months	Location:	Elk Grove, CA

Home town:
Current & past employers:	Law Office, United States Army
Education:	Universtiy of California Berkeley

This borrower member posted the following loan description, which has not been verified:

I am seeking a loan to finance my daughter's school tuition for the 2009-2010 school year. I have had credit for more than 25 years and have never had one late payment.

A credit bureau reported the following information about this borrower member on April 14, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1986	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,191.00	Public Records On File:	0
Revolving Line Utilization:	61.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 393840

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
393840	$3,500	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 393840. Member loan 393840 was requested on April 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	self employed	Debt-to-income ratio:	17.49%
Length of employment:	8 years	Location:	NEW MILFORD, CT

Home town:	New Milford
Current & past employers:	self employed
Education:

This borrower member posted the following loan description, which has not been verified:

This is to retain a lawyer for my custody/divorce case.

A credit bureau reported the following information about this borrower member on April 15, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1999	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$507.00	Public Records On File:	0
Revolving Line Utilization:	18.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 393847

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
393847	$8,500	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 393847. Member loan 393847 was requested on April 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	M and T Bank	Debt-to-income ratio:	17.04%
Length of employment:	6 months	Location:	LIVERPOOL, NY

Home town:	New York City
Current & past employers:	M and T Bank, HSBC, Bank of America Corp.
Education:	SUNY Oswego, University of Phoenix-Online Campus

This borrower member posted the following loan description, which has not been verified:

Looking to consolidate credit debt in which the lender is raising the rate due to borrowing TARP funds. The account will subsequently be closed, so no additional debt will be accrued. I have never had a late pay and have been financially responsible. The intent is to minimize expenses and payoff the account.

A credit bureau reported the following information about this borrower member on April 15, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1999	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,439.00	Public Records On File:	0
Revolving Line Utilization:	32.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 393852

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
393852	$9,000	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 393852. Member loan 393852 was requested on April 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$8,228 / month
Current employer:	self	Debt-to-income ratio:	8.12%
Length of employment:	18 years	Location:	NASHUA, NH

Home town:	Athol
Current & past employers:	self, Town of Athol
Education:	Fisher college Boston MA

This borrower member posted the following loan description, which has not been verified:

Due to hight cost of gasoline vehicle will be used for commuting purposes and to save wear and tear and help enviroment by using truck only when necessary

A credit bureau reported the following information about this borrower member on April 15, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$36,192.00	Public Records On File:	0
Revolving Line Utilization:	84.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 393855

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
393855	$20,000	15.68%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 393855. Member loan 393855 was requested on April 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,500 / month
Current employer:	self	Debt-to-income ratio:	8.49%
Length of employment:	2 months	Location:	APOPKA, FL

Home town:	WASHINGTON,D.C.
Current & past employers:	self, SOUTHERN EXPRESS LUBES
Education:	U.S.ARMY

This borrower member posted the following loan description, which has not been verified:

HOME IMPROVEMENT LOAN NEEDED FOR SOLAR POWERE INSTALATIONS.

A credit bureau reported the following information about this borrower member on April 15, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2004	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,124.00	Public Records On File:	0
Revolving Line Utilization:	53.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 393862

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
393862	$10,000	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 393862. Member loan 393862 was requested on April 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	Self-Employed	Debt-to-income ratio:	14.20%
Length of employment:	10 years	Location:	Clovis, CA

Home town:	Fresno
Current & past employers:	Self-Employed
Education:	Fresno Pacific University, California State University-Fresno (CSU Fresno)

This borrower member posted the following loan description, which has not been verified:

I plan to use this money to refinance about $9000+ that I am currently paying 18.99% on and paying for my last semester of school costs (I went back to school for my BA 2-years ago and graduate next month). I have never missed or been late on a payment (the delinquency from 49-months ago was a disputed mistake) and my income is good. For clarification of my ?revolving credit balance,? $95K of that is actually a second mortgage which is amortized at a fixed rate over 15 years. Another $17K is on another card, but at a much more manageable rate of 6.99%. Though my payments are manageable I could really use this loan to gain some momentum in repaying my debt quicker.

A credit bureau reported the following information about this borrower member on April 15, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1996	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	49
Revolving Credit Balance:	$126,402.00	Public Records On File:	0
Revolving Line Utilization:	68.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 393920

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
393920	$20,000	15.37%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 393920. Member loan 393920 was requested on April 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,405 / month
Current employer:	armed forces bank	Debt-to-income ratio:	22.46%
Length of employment:	10 years 1 month	Location:	radcliff, KY

Home town:
Current & past employers:	armed forces bank
Education:

This borrower member posted the following loan description, which has not been verified:

It will be used to paid off my credit card debts , also will help to have a lower interes rate at the same time will able to pay off in 3 years. Im a responsible candidate as you can see in my credit report I have never been late or miss a payment in any of my accounts.

A credit bureau reported the following information about this borrower member on April 16, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	24	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	71	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$66,602.00	Public Records On File:	0
Revolving Line Utilization:	30.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 393922

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
393922	$8,000	11.26%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 393922. Member loan 393922 was requested on April 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,942 / month
Current employer:	sunrise hospital and boulder city hospital	Debt-to-income ratio:	16.13%
Length of employment:	3 months	Location:	HENDERSON, NV

Home town:	Seattle
Current & past employers:	sunrise hospital and boulder city hospital, Desert Springs Hospital
Education:	Community College of Southern Nevada

This borrower member posted the following loan description, which has not been verified:

The money will be used to buy a used 2005 scion tc. The purchase price is 10,500 but I am putting 2,500 towards the price. I am replacing a car to have a lower payment to save money to get married. I currently work two jobs as a nurse at Sunrise Hospital and Boulder City Hospital. Ive been a nurse for 5 years. Thank You

A credit bureau reported the following information about this borrower member on April 17, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,529.00	Public Records On File:	0
Revolving Line Utilization:	72.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 394012

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
394012	$18,000	14.74%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 394012. Member loan 394012 was requested on April 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,500 / month
Current employer:	transgroup	Debt-to-income ratio:	9.76%
Length of employment:	8 months	Location:	ORTING, WA

Home town:	Gothenburg
Current & past employers:	transgroup, transgroup
Education:	City University

This borrower member posted the following loan description, which has not been verified:

Need to have a fixed monthly payment

A credit bureau reported the following information about this borrower member on April 15, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2002	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,026.00	Public Records On File:	0
Revolving Line Utilization:	59.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 394068

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
394068	$16,000	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 394068. Member loan 394068 was requested on April 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,400 / month
Current employer:	ANDYS ART STONE	Debt-to-income ratio:	13.56%
Length of employment:	4 years 7 months	Location:	GLENDALE, CA

Home town:
Current & past employers:	ANDYS ART STONE
Education:

This borrower member posted the following loan description, which has not been verified:

MY APR ON CREDIT CARD GOT INCREASED TO 27.99% AFTER PAYING ON TIME FOR 4 YEARS!!!!! I DON'T WANT TO PAY BANKS, WOULD RATHER MAKE INTEREST PAYMENT TO THE REAL PEOPLE!!! I WOULD BE ABLE TO PAY OFF THIS LOAN IN 12 MONTH

A credit bureau reported the following information about this borrower member on April 15, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2001	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	26
Revolving Credit Balance:	$275,328.00	Public Records On File:	0
Revolving Line Utilization:	22.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 394116

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
394116	$8,500	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 394116. Member loan 394116 was requested on April 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,000 / month
Current employer:	Antwerp Diamonds	Debt-to-income ratio:	21.70%
Length of employment:	4 months	Location:	Roswell, GA

Home town:
Current & past employers:	Antwerp Diamonds
Education:	The University of Georgia

This borrower member posted the following loan description, which has not been verified:

I recently graduated college and am looking to refinance my credit card debt at a better rate. I am currently working in the family business so there is no chance of me getting laid off. I am living at home and my parents are paying all of my expenses, so repayment of this loan will not be an issue for me at the current salary I am making.

A credit bureau reported the following information about this borrower member on April 15, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2004	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,925.00	Public Records On File:	0
Revolving Line Utilization:	37.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 394149

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
394149	$15,850	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 394149. Member loan 394149 was requested on April 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,250 / month
Current employer:	BUTERRFIELD D ELLEN	Debt-to-income ratio:	0.00%
Length of employment:	4 years 3 months	Location:	TARZANA, CA

Home town:
Current & past employers:	BUTERRFIELD D ELLEN
Education:

This borrower member posted the following loan description, which has not been verified:

I HAVE AN OFFER TO PURCHASE BMW 525 - YEAR 2007 FOR 21,000.00$, THIS IS A GREAT BUY, AND I WILL BE ABLE TO PAY BACK 10K IN 12-24 MONTH. I WOULD LOVE TO PAY INTEREST TO THE GREAT PEOPLE RATHER THEN TO A BANK.

A credit bureau reported the following information about this borrower member on April 15, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1999	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$45.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 394205

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
394205	$21,600	15.05%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 394205. Member loan 394205 was requested on April 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,083 / month
Current employer:	nypd	Debt-to-income ratio:	14.53%
Length of employment:	2 years	Location:	staten island, NY

Home town:	staten island
Current & past employers:	nypd, lexus nexis
Education:	Pace University-New York

This borrower member posted the following loan description, which has not been verified:

looking to consolidate my debt into one payment

A credit bureau reported the following information about this borrower member on April 16, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1997	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,795.00	Public Records On File:	0
Revolving Line Utilization:	75.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

Member Payment Dependent Notes Series 394246

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
394246	$7,000	14.74%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 394246. Member loan 394246 was requested on April 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$9,167 / month
Current employer:	Keller Williams	Debt-to-income ratio:	13.18%
Length of employment:	4 years	Location:	Colorado Springs, CO

Home town:	Port Arthur
Current & past employers:	Keller Williams, US Air Force
Education:	Tulane University of Louisiana

This borrower member posted the following loan description, which has not been verified:

I?m a Prior Military Officer (Air Force ? 9 years) with an established business (4+ years.) The real estate market is picking up in Colorado Springs because of the low interest rates and I am looking for a business loan to help to meet the additional demand.

A credit bureau reported the following information about this borrower member on April 15, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	27
Revolving Credit Balance:	$29,320.00	Public Records On File:	0
Revolving Line Utilization:	91.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 394254

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
394254	$10,000	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 394254. Member loan 394254 was requested on April 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	Seattle Lighting	Debt-to-income ratio:	9.53%
Length of employment:	5 years 7 months	Location:	Seattle, WA

Home town:	Green Brook
Current & past employers:	Seattle Lighting, House of Lights
Education:	Raritan Valley Community College

This borrower member posted the following loan description, which has not been verified:

I'm using the loan to consolidate my credit card bills to one monthly payment. I always pay my bills on time and I have good credit.

A credit bureau reported the following information about this borrower member on April 15, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	59
Revolving Credit Balance:	$9,985.00	Public Records On File:	0
Revolving Line Utilization:	52.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 394281

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
394281	$13,500	15.68%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 394281. Member loan 394281 was requested on April 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$15,000 / month
Current employer:	LI Server Solutions	Debt-to-income ratio:	8.92%
Length of employment:	6 years	Location:	kings park, NY

Home town:	Jamaica
Current & past employers:	LI Server Solutions, LICC
Education:	St Johns College

This borrower member posted the following loan description, which has not been verified:

We currently run an IT consulting company out of a small office. Thankfully, our company is expanding. The company is growing rapidly and we have reached the point where we need to acquire additional office space. Rather than renting, we would like to take advantage of the sluggish real estate market and purchase space ( it will only cost us 11% more for us to own). We are currently looking at a 300k mortgage, the seller wants 75k down. In a strong real estate market, this property should go for 600k. Although the economy in general is suffering on a national level, our company has continued to grow steadily since 2003, even during this recession and we fully anticipate the repayment of any money we receive to be prompt. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on April 15, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1989	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	26	Months Since Last Delinquency:	5
Revolving Credit Balance:	$4,402.00	Public Records On File:	0
Revolving Line Utilization:	12.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 394291

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
394291	$3,000	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 394291. Member loan 394291 was requested on April 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,680 / month
Current employer:	Black and Veatch	Debt-to-income ratio:	19.85%
Length of employment:	6 months	Location:	SEAL BEACH, CA

Home town:	milan
Current & past employers:	Black and Veatch, parsons
Education:	Plymouth State University

This borrower member posted the following loan description, which has not been verified:

To purchase computer & pay bills

A credit bureau reported the following information about this borrower member on April 15, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1997	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	37
Revolving Credit Balance:	$15,198.00	Public Records On File:	0
Revolving Line Utilization:	84.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 394295

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
394295	$15,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 394295. Member loan 394295 was requested on April 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,000 / month
Current employer:	Downey welding	Debt-to-income ratio:	12.57%
Length of employment:	15 years	Location:	SOUTH GATE, CA

Home town:	Guadalajara
Current & past employers:	Downey welding
Education:

This borrower member posted the following loan description, which has not been verified:

The loan will be used to purchase a reliable car for my son.

A credit bureau reported the following information about this borrower member on April 17, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1986	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	47
Revolving Credit Balance:	$10.00	Public Records On File:	0
Revolving Line Utilization:	0.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 394329

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
394329	$25,000	16.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 394329. Member loan 394329 was requested on April 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,000 / month
Current employer:	Verizon Communications	Debt-to-income ratio:	18.46%
Length of employment:	12 years 7 months	Location:	aberdeen, NJ

Home town:	queens
Current & past employers:	Verizon Communications, nyra
Education:	st.john's u., u of phoenix

This borrower member posted the following loan description, which has not been verified:

I will use the loan to consolidate debt into one lower rate payment. I am reliable because I have held a good secure job for 13 years increasing my salary every year. I am well regarded within my industry and among my peers. I am requesting the loan because paying off my credit cards individually only gets rid of some of the interest. By consolidating I can reduce more of the principle to eventually reach my goal of becoming debt free.

A credit bureau reported the following information about this borrower member on April 15, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1977	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	39
Revolving Credit Balance:	$39,502.00	Public Records On File:	0
Revolving Line Utilization:	87.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 394333

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
394333	$15,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 394333. Member loan 394333 was requested on April 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	The Regus Group	Debt-to-income ratio:	14.99%
Length of employment:	1 year 6 months	Location:	BELLEVUE, WA

Home town:	Dallas
Current & past employers:	The Regus Group, Pizza Hut/Yum Brands
Education:	University of North Texas

This borrower member posted the following loan description, which has not been verified:

Seems like I'll be paying off these credit cards forever - after the monthly fee I'm only paying a tiny amount towards the principle. I'd like this loan to pay off those credit cards and have one payment that I can get paid off much sooner.

A credit bureau reported the following information about this borrower member on April 17, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1991	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	50
Revolving Credit Balance:	$9,483.00	Public Records On File:	0
Revolving Line Utilization:	57.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 394336

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
394336	$24,000	15.05%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 394336. Member loan 394336 was requested on April 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,667 / month
Current employer:	Army	Debt-to-income ratio:	22.50%
Length of employment:	12 years	Location:	Honolulu, HI

Home town:	Columbus
Current & past employers:	Army
Education:	Central Texas College

This borrower member posted the following loan description, which has not been verified:

Military member about to go to a new assignment so i want to get the loan to pay off my bills in order to have one payment

A credit bureau reported the following information about this borrower member on April 16, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	66
Revolving Credit Balance:	$16,320.00	Public Records On File:	0
Revolving Line Utilization:	83.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 394381

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
394381	$4,000	7.68%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 394381. Member loan 394381 was requested on April 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,025 / month
Current employer:	Small World Preschool	Debt-to-income ratio:	0.93%
Length of employment:	8 months	Location:	GRANADA HILLS, CA

Home town:	Los Angeles
Current & past employers:	Small World Preschool, YoYo Education Center, United States Air Force
Education:	United States Air Force Academy (USAFA), Los Angeles Pierce College

This borrower member posted the following loan description, which has not been verified:

I have a good credit score, but the only reason it is not excellent is because of a relatively short credit history. I plan to use the loan to pay the balance of my debt to my friend for an automobile. The purpose of this loan is two-fold; I am fully capable of paying the loan and would like it on my history in order to improve my credit further. I would also like the loan because I would rather pay a neutral, non-personal third party than being in debt to a friend.

A credit bureau reported the following information about this borrower member on April 17, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2004	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,410.00	Public Records On File:	0
Revolving Line Utilization:	67.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 394383

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
394383	$7,000	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 394383. Member loan 394383 was requested on April 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,917 / month
Current employer:	Tamco Steel	Debt-to-income ratio:	6.19%
Length of employment:	10 years 8 months	Location:	Bloomington, CA

Home town:	San Francisco
Current & past employers:	Tamco Steel
Education:

This borrower member posted the following loan description, which has not been verified:

--Please note: I am now only looking for what rates I will be offered. I have left my checking account number information blank because I feel it is odd that this may be asked for at the pre-approval level. When/if I do get approved and accept the terms, I will provide my checking account number. I would like to use this money to refinance 6 credit cards that I have that have interest rates ranging from 21.00 to 24.99 percent. My credit score in at a below average level due to the amount of credit that I am using against my credit limits. A FICO score does reflect the type of borrower that I am. Here are some facts about myself: 1. I have been employed continuously at the same company since Aug 1998. 2. I have never been late by more than a few days on my credit card payments for the last 4 years that I have been actively using my credit. This encompases aproxemently 400 to 500 payments. There are 2 exceptions (missed payments) to this. 3. I have been a member of Southland Credit Union and have taken a total of 4 unsecured loans from them totaling over $23,000. Two of them totaling $7000 have been paid off, never late more than 1 week. One for $9000. will be paid off this Aug.

A credit bureau reported the following information about this borrower member on April 16, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,974.00	Public Records On File:	0
Revolving Line Utilization:	96.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 394415

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
394415	$3,200	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 394415. Member loan 394415 was requested on April 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,250 / month
Current employer:	Putnam Comm Medical Center	Debt-to-income ratio:	3.82%
Length of employment:	7 months	Location:	Jacksonville, FL

Home town:	New Britain
Current & past employers:	Putnam Comm Medical Center
Education:	Keiser University

This borrower member posted the following loan description, which has not been verified:

I am requesting this loan as a final opportunity for my fianc? and I to complete our wedding planning as stress-free as possible. Receiving this loan would allow us to enjoy this experience and focus on what really matters. I am a reliable and responsible candidate because I have paid and continue to pay all of my expenses in full and on time as shown by my credit report.

A credit bureau reported the following information about this borrower member on April 16, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2004	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,039.00	Public Records On File:	0
Revolving Line Utilization:	28.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 394426

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
394426	$12,000	16.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 394426. Member loan 394426 was requested on April 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Exide Technologies	Debt-to-income ratio:	11.33%
Length of employment:	10 months	Location:	LANCASTER, PA

Home town:	Monroeville
Current & past employers:	Exide Technologies, Carclo Technical Plastics
Education:	Duquesne University

This borrower member posted the following loan description, which has not been verified:

I currently have about $12,000 in credit card debt and have 8 different accounts that I currently owe on. I am currently starting a new family with my soon to be wife and her son and would like to consolidate/refinance my debt to create an easier transition into the joining of our finances.

A credit bureau reported the following information about this borrower member on April 17, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2001	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	64
Revolving Credit Balance:	$11,660.00	Public Records On File:	0
Revolving Line Utilization:	67.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 394439

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
394439	$8,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 394439. Member loan 394439 was requested on April 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,458 / month
Current employer:	HD Supply	Debt-to-income ratio:	17.11%
Length of employment:	6 years 9 months	Location:	Tustin, CA

Home town:	Seattle
Current & past employers:	HD Supply
Education:	ITT Technical Institute

This borrower member posted the following loan description, which has not been verified:

I have a 29.99% interest rate on my primary credit card as well as a high-interest retail store credit card. I'd like to pay those credit cards off, manage my debt with a smaller number of payments and finally achieve some financial breathing room. I already have a plan to get out of debt within 5 years, but with a lower interest rate I'll be able to accomplish being debt-free in a sooner amount of time, allowing me to save for a home, family, and a more secure future.

A credit bureau reported the following information about this borrower member on April 16, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	44	Months Since Last Delinquency:	75
Revolving Credit Balance:	$7,095.00	Public Records On File:	0
Revolving Line Utilization:	54.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 394441

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
394441	$21,000	14.74%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 394441. Member loan 394441 was requested on April 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	J and H VIDEO	Debt-to-income ratio:	15.22%
Length of employment:	5 years 11 months	Location:	ELMHURST, NY

Home town:	Bogota
Current & past employers:	J and H VIDEO
Education:

This borrower member posted the following loan description, which has not been verified:

HELLO, I WILL BE USING THE MONEY TO PAYOFF THE BALANCES ON MY CREDIT CARDS TO AVOID PAYING A LOT OF INTREST ON THEM. THAT IS THE SOLE PURPOSE OF THIS LOAN. TO USE IT WISELY. AND I WOULD RATHER HAVE ONE MONTHLY PAYMENT INSTEAD OF SENDING LITTLE PAYMENTS TO THE CREDIT CARD COMPANIES. WITH THE APPROVAL OF THIS LOAN IT WILL MAKE MY LIFE A BIT MORE LESS STRESSFULL KNOWING THAT MY BALANCES ARE AT ZERO. AND I CAN FOCUS ON JUST ONE MONTHLY PAYMENT TO THE BANK. THANK YOU FOR YOUR HELP.

A credit bureau reported the following information about this borrower member on April 20, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2004	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,783.00	Public Records On File:	0
Revolving Line Utilization:	51.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 394458

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
394458	$15,000	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 394458. Member loan 394458 was requested on April 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,833 / month
Current employer:	Walgreens	Debt-to-income ratio:	7.31%
Length of employment:	10 years 9 months	Location:	Peoria, AZ

Home town:	Phoenix
Current & past employers:	Walgreens
Education:	Midwestern University-Glendale

This borrower member posted the following loan description, which has not been verified:

My wife and I would like to invest in solar panels for our house. We are purchasing a system that would provide enough power to cover 95% of our energy use. The system cost is $38,483, but our final cost is only $8,613. Our utility company pays 45% of the cost, but we still have to pay $21,293 up front to get the project started. We will do this by combining the loan amount with the money we have saved. The $12,680 difference between the up front and final costs is because we will receive this amount as a refund (tax credit) on our 2009 state and federal income taxes. We will make a large one-time payment on the loan (in addition to the regular monthly payments) in February 2010 for this amount. We are excited to invest in something that not only is good for the planet, but will pay for itself in six years by eliminating what we would've spent on utilities.

A credit bureau reported the following information about this borrower member on April 16, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,642.00	Public Records On File:	0
Revolving Line Utilization:	30.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 394474

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
394474	$15,250	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 394474. Member loan 394474 was requested on April 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,917 / month
Current employer:	Monfore	Debt-to-income ratio:	19.85%
Length of employment:	3 years	Location:	Aliso Viejo, CA

Home town:	Los Angeles/Anaheim
Current & past employers:	Monfore, International Aerotech, First State Mortgage
Education:	Concorde Career Institute

This borrower member posted the following loan description, which has not been verified:

I will use this money to pay off my credit cards and save money on interest rates. I think having one payment a month is the smarter, most cost effective way to go, especially in this economy. I believe I am a good, reliable candidate for this loan because I am very responsible in paying my debts on time and take my good credit very seriously. I hope you will seriously consider my request and check my payment history. Sincerely, Robin Monfore

A credit bureau reported the following information about this borrower member on April 16, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1988	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	24
Revolving Credit Balance:	$12,457.00	Public Records On File:	0
Revolving Line Utilization:	60.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 394523

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
394523	$5,600	8.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 394523. Member loan 394523 was requested on April 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	Gilbert Public Schools	Debt-to-income ratio:	13.31%
Length of employment:	4 years	Location:	Queen Creek, AZ

Home town:	Valparaiso
Current & past employers:	Gilbert Public Schools, Chicago Public Schools, Grand Canyon University
Education:	DePaul University, Northwestern University

This borrower member posted the following loan description, which has not been verified:

I am a high school principal and my fiancee is a surgical technician. We both have excellent credit, and simply need the small loan to help us pay cover our wedding costs in the short-term. the money will be used for reception, ceremony, and a modest honeymoon. My fiancee is currently doing an internship to a higher-paying job, so we don't have the second income until Fall 2009 when we can easily repay this loan within two to three years. I am also an online college professor, so I have a steady, reliable income. We are seeking $5600 to assist us in this endeavor.

A credit bureau reported the following information about this borrower member on April 16, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1994	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 394538

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
394538	$5,850	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 394538. Member loan 394538 was requested on April 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,333 / month
Current employer:	LUCKY ONE ENTERPRISES	Debt-to-income ratio:	10.57%
Length of employment:	2 years 3 months	Location:	WOODLAND HILLS, CA

Home town:
Current & past employers:	LUCKY ONE ENTERPRISES
Education:

This borrower member posted the following loan description, which has not been verified:

Hello my name is Janna Kroo I have very big % on my current car loan. I would love to borrow money with lower % from great people rather than from the bank and pay off the car. I have stable job and I will more than happy to pay to good people.I really want to pay off my car but the bank I'm with now takes more the half of the monthly payment for interest. I would really appreciate your help on this.

A credit bureau reported the following information about this borrower member on April 16, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2004	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$788.00	Public Records On File:	0
Revolving Line Utilization:	0.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 394696

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
394696	$12,000	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 394696. Member loan 394696 was requested on April 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	U.S. Coast Guard	Debt-to-income ratio:	17.32%
Length of employment:	11 years 3 months	Location:	Clearwater, FL

Home town:	Pittsburgh
Current & past employers:	U.S. Coast Guard
Education:	Thomas Edison State College

This borrower member posted the following loan description, which has not been verified:

My wife and I need to consolidate a few credit cards to a lower interest rate. We have good credit, and always pay bills on time. We are just looking for a break on the interest we are paying. We are responsible people and could use your help, thank you.

A credit bureau reported the following information about this borrower member on April 16, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1998	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,817.00	Public Records On File:	0
Revolving Line Utilization:	61.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 394765

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
394765	$12,000	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 394765. Member loan 394765 was requested on April 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,083 / month
Current employer:	st louis orthodontic group	Debt-to-income ratio:	12.82%
Length of employment:	2 years 9 months	Location:	HIGH RIDGE, MO

Home town:	High Ridge
Current & past employers:	st louis orthodontic group
Education:	st louis community college

This borrower member posted the following loan description, which has not been verified:

paying off high intrest credit cards.

A credit bureau reported the following information about this borrower member on April 16, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2003	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,801.00	Public Records On File:	0
Revolving Line Utilization:	59.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 394768

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
394768	$9,800	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 394768. Member loan 394768 was requested on April 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,917 / month
Current employer:	The Bailey Company	Debt-to-income ratio:	10.48%
Length of employment:	2 years	Location:	Littleton, CO

Home town:	Oklahoma City
Current & past employers:	The Bailey Company
Education:	University of Oklahoma Norman Campus

This borrower member posted the following loan description, which has not been verified:

Loan to consolidate/pay off credit card debt. Excellent DTI and payment history. 767 mid credit score. Stable employment. Currently have 65% of credit available, paying off the credit cards and turning them into an installment loan will raise my credit score above 780 and of course force me to pay the balance off in a maximum of 3 years.

A credit bureau reported the following information about this borrower member on April 16, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1991	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,630.00	Public Records On File:	1
Revolving Line Utilization:	36.60%	Months Since Last Record:	88
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 394780

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
394780	$2,800	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 394780. Member loan 394780 was requested on April 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Bay Side Oral Surgery	Debt-to-income ratio:	6.39%
Length of employment:	1 year	Location:	Novato, CA

Home town:	Modesto
Current & past employers:	Bay Side Oral Surgery
Education:	Sonoma State University

This borrower member posted the following loan description, which has not been verified:

Need 3,000 to put a down payment for a car.

A credit bureau reported the following information about this borrower member on April 16, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,084.00	Public Records On File:	0
Revolving Line Utilization:	1.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 394797

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
394797	$7,200	14.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 394797. Member loan 394797 was requested on April 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,583 / month
Current employer:	Arcadis	Debt-to-income ratio:	13.62%
Length of employment:	1 year 2 months	Location:	PITTSBURGH, PA

Home town:	Carbondale
Current & past employers:	Arcadis, Roice Construction & Maintenence
Education:	Clarion University of Pennsylvania, CCAC

This borrower member posted the following loan description, which has not been verified:

Need some money for a personal purchase. I have good credit and always pay my debts.

A credit bureau reported the following information about this borrower member on April 17, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1999	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	74
Revolving Credit Balance:	$1,621.00	Public Records On File:	0
Revolving Line Utilization:	40.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 394817

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
394817	$24,000	15.68%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 394817. Member loan 394817 was requested on April 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,509 / month
Current employer:	Elevate Group holdings	Debt-to-income ratio:	0.43%
Length of employment:	10 years	Location:	arlington, TX

Home town:
Current & past employers:	Elevate Group holdings
Education:	The University of Texas at Arlington

This borrower member posted the following loan description, which has not been verified:

Seeking to bundle all my debts into one loan and stay debt free by eliminating the use of CC and pay off other outstanding variable rate debts. Credit cards and other lenders are raising rates irregardless of payent history b/c they need to make up for their losses last year.

A credit bureau reported the following information about this borrower member on April 16, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1983	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	31
Revolving Credit Balance:	$436.00	Public Records On File:	0
Revolving Line Utilization:	5.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 394840

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
394840	$6,400	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 394840. Member loan 394840 was requested on April 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Self Employed	Debt-to-income ratio:	1.62%
Length of employment:	15 years	Location:	Sunnyside, NY

Home town:	Panama City
Current & past employers:	Self Employed, PS450 Bar/ Restaurant, Vig Bar, Employees Only Bar/ Restaurant, Opal Bar/ Restaurant, The Volstead
Education:	Florida International University, Johnson & Wales University-Florida Campus

This borrower member posted the following loan description, which has not been verified:

I've been offered an opportunity to invest in a bar/restaurant in the trendy Tribeca area of New York City. The initial investment calls for $40,000. I have 20,000 from my savings but require an additional 20,000 for a larger percentage of the business( 8.639%). The current investment package being offered to me allocates 50% of the initial investment provided by said investor is paid back within 12 months and then said investor's percentage quarterly there after. The partners involved have opened several other successful bar/ restaurants and I'm confident in their abilities to perform as I have worked for them for the past ten years.

A credit bureau reported the following information about this borrower member on April 17, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1984	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,391.00	Public Records On File:	0
Revolving Line Utilization:	6.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 394882

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
394882	$3,500	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 394882. Member loan 394882 was requested on April 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,667 / month
Current employer:	VA Medical Center	Debt-to-income ratio:	17.82%
Length of employment:	18 years	Location:	WACO, TX

Home town:	Waco
Current & past employers:	VA Medical Center
Education:	University of Mary Hardin-Baylor

This borrower member posted the following loan description, which has not been verified:

My wife and I are working on trying to adopt 2 children. We have 1 boy age 6 and have tried having another but been through 2 miscarriages. We've begun going through the process of looking to adopt a brother and sister sibling group. I was looking into a way that my wife could work from home and started looking into jewelry beads and finished sets. She enjoys making jewelry from time to time as a hobby so she and I talked about it and decided that this would be a good fit for her. I ordered $800 of finished jewelry out of India and searched for the best deal I could find for loose beads and found a manufacturer in China to do business with. I went through the website and found a little over $2000 of supplies. I have a revolving personal line of credit with Bank of America for $35000, well I did, and when I called to have $3500 from that added to my account, they lowered my credit line even though I've never been late on a payment, never missed a payment, excellent credit, but I have too much credit. I pay more than the minimum on this account each month. I would just like to get these supplies so I can get this business going.

A credit bureau reported the following information about this borrower member on April 17, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1990	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$53,059.00	Public Records On File:	0
Revolving Line Utilization:	89.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 394884

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
394884	$10,000	14.74%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 394884. Member loan 394884 was requested on April 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$10,417 / month
Current employer:	Staples	Debt-to-income ratio:	9.34%
Length of employment:	10 years 2 months	Location:	north smithfield, RI

Home town:	Providence
Current & past employers:	Staples
Education:	Bryant University

This borrower member posted the following loan description, which has not been verified:

Want to pay off the selected credit cards, but not close the kohls card. The remaining funds will be sent to me for home repairs

A credit bureau reported the following information about this borrower member on April 18, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1993	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	35	Months Since Last Delinquency:	4
Revolving Credit Balance:	$12,403.00	Public Records On File:	0
Revolving Line Utilization:	39.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 394930

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
394930	$8,200	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 394930. Member loan 394930 was requested on April 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,833 / month
Current employer:	Dupont	Debt-to-income ratio:	8.72%
Length of employment:	4 years 3 months	Location:	Logan, UT

Home town:
Current & past employers:	Dupont, Mystic Comics
Education:	Utah State University

This borrower member posted the following loan description, which has not been verified:

During my years in management at a local comic book and collectibles retailer, I had the opportunity to become familiar with the inner workings and day to day operations of that business, as well as the profit potential of the industry. Current interest in comic book related movies and merchandise is extremely high and increased global demand is made accessible through Internet sales. Comic books and related merchandise have shifted to a more mainstream market segment, illustrated by the success of recent Hollywood productions. The industry now captures a larger portion of retailer spending and has cross-generational appeal. Amongst comic book retailers, undercapitalization is the biggest problem. Storeowners tend to neglect business opportunities to serve personal hobbyist interest. In doing so, they don't capitalize on high profit margins and neglect opportunity for growth. I have used my own personal funds for leasehold improvements, marketing, and other startup costs. This requested loan would be used toward the acquisition of startup inventory that is offered at a steep one-time discount for initial high volume orders.

A credit bureau reported the following information about this borrower member on April 17, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	63
Revolving Credit Balance:	$6,383.00	Public Records On File:	0
Revolving Line Utilization:	48.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 394941

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
394941	$12,800	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 394941. Member loan 394941 was requested on April 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,000 / month
Current employer:	Rixiform Inc	Debt-to-income ratio:	11.41%
Length of employment:	2 years 7 months	Location:	Albany, CA

Home town:
Current & past employers:	Rixiform Inc, Digidesign
Education:	Hampshire College

This borrower member posted the following loan description, which has not been verified:

Reorganizing debt for lower interest.

A credit bureau reported the following information about this borrower member on April 17, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1992	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,887.00	Public Records On File:	0
Revolving Line Utilization:	50.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 394956

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
394956	$6,000	14.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 394956. Member loan 394956 was requested on April 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,000 / month
Current employer:	TradeStation Securities	Debt-to-income ratio:	7.94%
Length of employment:	11 months	Location:	Pompano Beach, FL

Home town:	Los Angeles
Current & past employers:	TradeStation Securities
Education:	Embry Riddle Aeronautical University at Daytona Beach

This borrower member posted the following loan description, which has not been verified:

This is for a home down payment. I already have $15,700 saved, and my goal is $25,000 by the end of may. I earn roughly $6000 per month. There is no doubt in my mind i can handle this loan responsibly.

A credit bureau reported the following information about this borrower member on April 17, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2005	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$383.00	Public Records On File:	0
Revolving Line Utilization:	5.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 395020

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
395020	$2,600	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 395020. Member loan 395020 was requested on April 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,850 / month
Current employer:	Forida Flex Ink International Dist.	Debt-to-income ratio:	0.44%
Length of employment:	18 years	Location:	Miami Beach, FL

Home town:	Columbia
Current & past employers:	Forida Flex Ink International Dist.
Education:

This borrower member posted the following loan description, which has not been verified:

I need the money to buy an inkcartridge refill machine, I will be refilling cartriges for a vast clientele who can't get the service done in my area, currently my company(where i work) is covering a very specific segment of the market, only corporate. I have the authorization to expand with an additional equipment to cover retail and small businesses. sales are good nad revenue isexpected to increase due to the current situatiin where clients go for an alternative to new. I am

A credit bureau reported the following information about this borrower member on April 17, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1996	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$236.00	Public Records On File:	0
Revolving Line Utilization:	1.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 395025

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
395025	$12,000	17.58%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 395025. Member loan 395025 was requested on April 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,500 / month
Current employer:	Clear Channel Communications	Debt-to-income ratio:	22.80%
Length of employment:	6 months	Location:	Rancho Cucamonga, CA

Home town:
Current & past employers:	Clear Channel Communications
Education:

This borrower member posted the following loan description, which has not been verified:

I am in need of a loan to consolidate a mound of debt from high interest rate credit cards. I want to pay all of them off ASAP so I can move on with my life. I am not a late payer, I always make my payments on time. I am currently going back to school for my teaching credential and will be done in one year. I receive a healthy income from spousal and child support, which is how I pay all my living expenses. I also hold a part time job and have 2 young children. Monthly Income- $5500 Housing Expenses- $2500 Car loan, student loans- $500 Misc (insurance, medical, basic living) - $1000 Credit Card payments - about $900 (to be consolidated)

A credit bureau reported the following information about this borrower member on April 17, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1993	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$25,512.00	Public Records On File:	0
Revolving Line Utilization:	93.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 395046

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
395046	$20,000	17.90%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 395046. Member loan 395046 was requested on April 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,800 / month
Current employer:	ACCOUNTING INTERNATIONAL CORP.	Debt-to-income ratio:	15.94%
Length of employment:	3 years	Location:	MIAMI, FL

Home town:	Miami
Current & past employers:	ACCOUNTING INTERNATIONAL CORP.
Education:

This borrower member posted the following loan description, which has not been verified:

the downpayment for my new office. Buying an office to base my new accounting office. $50,000 is the initial investment to complete the downpayment I need $20,000.

A credit bureau reported the following information about this borrower member on April 17, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2005	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,051.00	Public Records On File:	0
Revolving Line Utilization:	40.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 395069

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
395069	$10,800	15.68%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 395069. Member loan 395069 was requested on April 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,250 / month
Current employer:	self employed	Debt-to-income ratio:	3.98%
Length of employment:	20 years	Location:	WARRENSBURG, MO

Home town:	St. Louis
Current & past employers:	self employed, Self Employed Financial Analyst
Education:	St. Louis College of Pharmacy

This borrower member posted the following loan description, which has not been verified:

I would use the money to expand my business. Update office equiptment, and advertising for new customers.

A credit bureau reported the following information about this borrower member on April 17, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2004	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,427.00	Public Records On File:	0
Revolving Line Utilization:	25.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 395097

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
395097	$2,500	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 395097. Member loan 395097 was requested on April 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,150 / month
Current employer:	D and L Taxi	Debt-to-income ratio:	14.93%
Length of employment:	10 years 11 months	Location:	Cape Canaveral, FL

Home town:	Peru,
Current & past employers:	D and L Taxi, Ti
Education:	Brevard Community College

This borrower member posted the following loan description, which has not been verified:

Need to get dentures

A credit bureau reported the following information about this borrower member on April 17, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1994	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,838.00	Public Records On File:	0
Revolving Line Utilization:	73.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 395101

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
395101	$22,800	15.37%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 395101. Member loan 395101 was requested on April 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$31,750 / month
Current employer:	Adaptivity	Debt-to-income ratio:	11.17%
Length of employment:	1 year 3 months	Location:	Charlotte, SC

Home town:	Saint John, New Brunswick
Current & past employers:	Adaptivity, Wachovia Corporate Investment Bank, DataSynapse
Education:	University of New Brunswick

This borrower member posted the following loan description, which has not been verified:

Hello Folks Our family appreciates your consideration. One of our rental properties needed renovations after 7 years of a tenet. We used our credit card at 29% rate to finance the improvements. We had to leverage the credit card instead of an equity line since property values dropped. We have a surplus monthly income from the rental that will allow us to pay off the loan over time. We would like to reduce our rate to accelerate the time to pay off.

A credit bureau reported the following information about this borrower member on April 17, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1999	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	56	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$158,010.00	Public Records On File:	0
Revolving Line Utilization:	63.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 395115

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
395115	$10,000	9.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 395115. Member loan 395115 was requested on April 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$13,833 / month
Current employer:	Eastern Kentucky University	Debt-to-income ratio:	15.02%
Length of employment:	8 years 9 months	Location:	lexington, KY

Home town:	brooklyn
Current & past employers:	Eastern Kentucky University, Jacksonville State University
Education:	Mississippi State University

This borrower member posted the following loan description, which has not been verified:

bathroom remodling and tile in kitchen

A credit bureau reported the following information about this borrower member on April 17, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1976	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	43	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$56,153.00	Public Records On File:	0
Revolving Line Utilization:	44.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 395123

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
395123	$5,000	18.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 395123. Member loan 395123 was requested on April 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,200 / month
Current employer:	Virgin Media	Debt-to-income ratio:	4.17%
Length of employment:	6 months	Location:	brooklyn, NY

Home town:	Freehold
Current & past employers:	Virgin Media, Dollar General, Bernardsville Stone Tavern
Education:	The Art Institute of New York City, Franklin Pierce College

This borrower member posted the following loan description, which has not been verified:

I have recently been re-admitted to Franklin Pierce University, in New Hampshire. I'm so excited to be going back to school, but I no longer have a car since I've been living in NYC. It is my intention to work as hard as I can in both my studies and in whatever employment I find in order to pay back any prospective loans. I need a car in order to get to school. It is also a very isolated campus and I would need a car in order to get into town for work and necessities. I would use my $20,000 loan to purchase a good, reliable new or used car from a dealership. If I were to find a car that cost less than the total loan amount I would use it towards my car insurance.

A credit bureau reported the following information about this borrower member on April 17, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2005	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	14	Months Since Last Delinquency:	23
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	n/a	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 395125

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
395125	$8,500	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 395125. Member loan 395125 was requested on April 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,667 / month
Current employer:	Wells Fargo	Debt-to-income ratio:	3.90%
Length of employment:	8 months	Location:	St Louis Park, MN

Home town:	Denver
Current & past employers:	Wells Fargo, Bank of America Corp.
Education:	Austin Community College

This borrower member posted the following loan description, which has not been verified:

I am looking to consolidate all my credit cards. I am looking to just have one monthly payment at a fixed rate and a specific term. I will be making more then the minimum payment.

A credit bureau reported the following information about this borrower member on April 18, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2003	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,172.00	Public Records On File:	0
Revolving Line Utilization:	44.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 395126

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
395126	$3,500	19.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 395126. Member loan 395126 was requested on April 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,817 / month
Current employer:	ITT Technical Institute	Debt-to-income ratio:	17.72%
Length of employment:	1 year 2 months	Location:	FORT LAUDERDALE, FL

Home town:	Birthplace
Current & past employers:	ITT Technical Institute, Keiser University
Education:	Saint Mary of the Woods College

This borrower member posted the following loan description, which has not been verified:

I have been on medical leave from work since 1/22/2009. I have recently gone through 2 surgeries and am recuperating and getting ready to go back to work in May. I have been besieged by medical bills fom January and February needing paid. They don't realize that when you don't work, your salary is very menial. I have been threatened to be turned in to collection agencies. When I return to work I will have no trouble in paying my bills. I really hope that you can help me in this situation. Thank you.

A credit bureau reported the following information about this borrower member on April 20, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1988	Delinquent Amount:	$0.00
Open Credit Lines:	28	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	62	Months Since Last Delinquency:	49
Revolving Credit Balance:	$3,966.00	Public Records On File:	0
Revolving Line Utilization:	99.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 395127

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
395127	$6,000	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 395127. Member loan 395127 was requested on April 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,688 / month
Current employer:	U.S. COAST GUARD	Debt-to-income ratio:	16.70%
Length of employment:	4 years 7 months	Location:	PANAMA CITY BEACH, FL

Home town:	Fort Campbell
Current & past employers:	U.S. COAST GUARD
Education:

This borrower member posted the following loan description, which has not been verified:

IN MILITARY AND LOOKING TO BE ABLE TO MAKE ONE PAYMENT INSTEAD OF MULTIPLE.

A credit bureau reported the following information about this borrower member on April 20, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2004	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	36
Revolving Credit Balance:	$4,641.00	Public Records On File:	0
Revolving Line Utilization:	53.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 395141

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
395141	$10,000	14.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 395141. Member loan 395141 was requested on April 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,667 / month
Current employer:	Enterprise Rent-a-Car	Debt-to-income ratio:	24.41%
Length of employment:	4 months	Location:	North Syracuse, NY

Home town:	Endwell
Current & past employers:	Enterprise Rent-a-Car, SportsLink
Education:	SUNY College at Cortland

This borrower member posted the following loan description, which has not been verified:

I am a young professional a few years out of college and just got ahead of myself trying to find my dream job and ran up a decent amount of credit card debt. I missed on payment and my APR went up to 24.24% I am paying around 350 a month on the cards and and racking up about 200 a month in finance charges. I am just trying to consolidate my credit card debt into one payment at a better rate.

A credit bureau reported the following information about this borrower member on April 17, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2003	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,422.00	Public Records On File:	0
Revolving Line Utilization:	66.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 395179

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
395179	$6,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 395179. Member loan 395179 was requested on April 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	Union Electrician	Debt-to-income ratio:	23.91%
Length of employment:	4 years 6 months	Location:	Las Vegas, NV

Home town:	Las Vegas
Current & past employers:	Union Electrician, Fisk Electric
Education:	University of Massachusetts at Amherst (B.S), College of Southern Nevada (Electrical)

This borrower member posted the following loan description, which has not been verified:

Have never been late on a payment on any of my credit history. Credit is tight with banks, so i wanted to give this a shot. Have a few credit cards left to pay off and wanted to use this loan to pay off the cards and eliminate my credit card use. 6,000 is no small potatoes, but its nothing life changing just something to consolidate debt with for a lower interest rate and one monthly payment. To all investors, whatever the terms may be i will 95% pay the loan to the last installment date. I understand this is a business and money is made off of interest. Credit score ranges from the 3 major bureaus to 680 - 720. All investors should feel comfortable lending to me considering my credit history, score and purpose for this loan. Thank you for your time

A credit bureau reported the following information about this borrower member on April 17, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2003	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,713.00	Public Records On File:	0
Revolving Line Utilization:	43.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 395187

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
395187	$8,800	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 395187. Member loan 395187 was requested on April 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,333 / month
Current employer:	wsm/nz	Debt-to-income ratio:	10.34%
Length of employment:	4 years	Location:	houston, TX

Home town:	lahore
Current & past employers:	wsm/nz
Education:	lums

This borrower member posted the following loan description, which has not been verified:

planning to redo the kitchen and the wood floor in the house i have some money saved up and the rest i need to start working on my house

A credit bureau reported the following information about this borrower member on April 17, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2004	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	23	Months Since Last Delinquency:	21
Revolving Credit Balance:	$6,405.00	Public Records On File:	0
Revolving Line Utilization:	33.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 395220

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
395220	$6,000	7.68%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 395220. Member loan 395220 was requested on April 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$16,667 / month
Current employer:	RGA Wealth Management	Debt-to-income ratio:	5.61%
Length of employment:	13 years 10 months	Location:	RED BANK, NJ

Home town:	queens
Current & past employers:	RGA Wealth Management, dpr equity partners
Education:	st johns university new york

This borrower member posted the following loan description, which has not been verified:

I am purchasing a car. It is a 2003 Ford E150 2003.

A credit bureau reported the following information about this borrower member on April 20, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	73
Revolving Credit Balance:	$7,926.00	Public Records On File:	0
Revolving Line Utilization:	49.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 395230

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
395230	$5,400	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 395230. Member loan 395230 was requested on April 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	U.S. Air Force	Debt-to-income ratio:	23.07%
Length of employment:	5 years 10 months	Location:	Fayetteville, AR

Home town:	Honolulu
Current & past employers:	U.S. Air Force
Education:	Community College of the Air Force (CCAF)

This borrower member posted the following loan description, which has not been verified:

This money will be used to pay off credit card debt accumulated during purchases made as a first time home buyer. I am a responsible candidate for this loan because I have never missed a payment & I have recieved good discipline skills through six years in the armed forces. Military punctuality has been tought & practiced on a daily basis & has helped keep me a responsible person when it comes to finanacial stability.

A credit bureau reported the following information about this borrower member on April 18, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2005	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,828.00	Public Records On File:	0
Revolving Line Utilization:	23.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 395241

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
395241	$22,750	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 395241. Member loan 395241 was requested on April 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,044 / month
Current employer:	University of Florida - Housing Dept.	Debt-to-income ratio:	13.04%
Length of employment:	44 years 11 months	Location:	Trenton, FL

Home town:	Trenton
Current & past employers:	University of Florida - Housing Dept., None
Education:	None

This borrower member posted the following loan description, which has not been verified:

I wish to get a personal loan to remodel kitchen & bathroom. Home was built in 1977 and needs serious upgrading. One credit card I have, Capital One, I co-signed for my wife, she was in real estate and had used the card for expenses. She ran the card up and has been paying on the card, but then as her income has been decreasing had to use the card to pay for expenses. She has now quit using card, has a new full-time job with a steady income, so I want to use some of the funds to pay down the balance so she can handle the payments.

A credit bureau reported the following information about this borrower member on April 18, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1987	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,799.00	Public Records On File:	0
Revolving Line Utilization:	61.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 395251

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
395251	$7,500	9.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 395251. Member loan 395251 was requested on April 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,500 / month
Current employer:	boyles Motors	Debt-to-income ratio:	18.16%
Length of employment:	10 years	Location:	Hopkins, MO

Home town:	Savanna
Current & past employers:	boyles Motors
Education:

This borrower member posted the following loan description, which has not been verified:

i would like to consolidate loans get one fixed rate and have one payment

A credit bureau reported the following information about this borrower member on April 18, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1993	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,704.00	Public Records On File:	0
Revolving Line Utilization:	14.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 395272

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
395272	$9,000	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 395272. Member loan 395272 was requested on April 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,000 / month
Current employer:	Computer Sciences Corporation	Debt-to-income ratio:	12.85%
Length of employment:	2 years 2 months	Location:	Syracuse, NY

Home town:	Syracuse
Current & past employers:	Computer Sciences Corporation
Education:	University of Wisconsin-Madison

This borrower member posted the following loan description, which has not been verified:

I am looking for a simple loan for the purpose of paying off some high interest rate credit cards. I would very much like to pay them off and pay my lender back at a fair rate in a very reasonable time frame. I am college educated with an impressive employment history, and I'm currently employed by a Fortune 500 company. My current base salary exceeds $6,000/month or $72,000 annually. Because of my steady income it will be easy for me to make a consolidated loan payment every month, or even bi-weekly if necessary. I am happy to answer any questions and provide any necessary financial documentation to interested lenders.

A credit bureau reported the following information about this borrower member on April 18, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	13	Months Since Last Delinquency:	13
Revolving Credit Balance:	$8,081.00	Public Records On File:	0
Revolving Line Utilization:	58.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 395273

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
395273	$20,000	14.74%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 395273. Member loan 395273 was requested on April 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,750 / month
Current employer:	D fish Express	Debt-to-income ratio:	10.80%
Length of employment:	4 years	Location:	Miami, FL

Home town:	Miami
Current & past employers:	D fish Express
Education:

This borrower member posted the following loan description, which has not been verified:

I ma buying from my cousin two mobilre car wash vans with all the equipment that I can rent for $ 80,00 daily.

A credit bureau reported the following information about this borrower member on April 18, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1995	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$30,453.00	Public Records On File:	0
Revolving Line Utilization:	42.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 395277

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
395277	$8,000	9.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 395277. Member loan 395277 was requested on April 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	City University of New York	Debt-to-income ratio:	1.94%
Length of employment:	6 years 9 months	Location:	NEW YORK, NY

Home town:	East Hanover
Current & past employers:	City University of New York
Education:	Florida Community College at Jacksonville, University of North Florida, The City College of New York

This borrower member posted the following loan description, which has not been verified:

Looking to consolidate debt. Credit score 777.

A credit bureau reported the following information about this borrower member on April 18, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1996	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,845.00	Public Records On File:	0
Revolving Line Utilization:	25.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 395295

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
395295	$15,000	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 395295. Member loan 395295 was requested on April 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,717 / month
Current employer:	Walgreens	Debt-to-income ratio:	3.48%
Length of employment:	2 years	Location:	ORLANDO, FL

Home town:
Current & past employers:	Walgreens
Education:

This borrower member posted the following loan description, which has not been verified:

Debt Consolidation

A credit bureau reported the following information about this borrower member on April 18, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1990	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,774.00	Public Records On File:	0
Revolving Line Utilization:	44.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 395320

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
395320	$6,000	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 395320. Member loan 395320 was requested on April 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	Jay Jay Caberet	Debt-to-income ratio:	14.16%
Length of employment:	13 years 4 months	Location:	New York, NY

Home town:	New York
Current & past employers:	Jay Jay Caberet
Education:	CUNY City College

This borrower member posted the following loan description, which has not been verified:

This is a very important loan for me. Due to the economic crisis, it has become more difficult for people like me to get the money we need for school, student loans do not cover expenses and now that banks are not lending to most people unless of course you have money, but then if I had the money I would not need the loan. It is a catch 22. My hope is that there is someone who could help me in my advancement of my dream so that I do not have to quit school because I can no longer afford to attend. Thank You

A credit bureau reported the following information about this borrower member on April 18, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	70
Revolving Credit Balance:	$6,308.00	Public Records On File:	1
Revolving Line Utilization:	28.00%	Months Since Last Record:	53
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 395348

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
395348	$25,000	16.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 395348. Member loan 395348 was requested on April 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	Nationwide	Debt-to-income ratio:	15.88%
Length of employment:	2 years 8 months	Location:	huntington beach, CA

Home town:	Los Angeles
Current & past employers:	Nationwide, Morgan Stanley, smith barney
Education:	California State University-Long Beach (CSULB)

This borrower member posted the following loan description, which has not been verified:

Need loan to consolidate debt.

A credit bureau reported the following information about this borrower member on April 18, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1994	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,438.00	Public Records On File:	1
Revolving Line Utilization:	90.60%	Months Since Last Record:	111
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 395353

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
395353	$5,000	8.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 395353. Member loan 395353 was requested on April 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	Chase Home Finance	Debt-to-income ratio:	7.53%
Length of employment:	5 years 6 months	Location:	Lewisville, TX

Home town:	Green Bay
Current & past employers:	Chase Home Finance, TMP Worldwide
Education:	University of Wisconsin-Whitewater

This borrower member posted the following loan description, which has not been verified:

I'm trying to consolidate 2 credit card balances totaling $5,000. The only reason for the consolidation would be to lower to increased APR on the high balanced credit card due to the bank's poor stock performance over the prior year. The APR on the credit card originally was 9.99% and increased to 19.99% within the past 14 months.

A credit bureau reported the following information about this borrower member on April 18, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,576.00	Public Records On File:	0
Revolving Line Utilization:	25.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 395436

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
395436	$5,000	14.74%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 395436. Member loan 395436 was requested on April 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,750 / month
Current employer:	Comcast Corp.	Debt-to-income ratio:	12.91%
Length of employment:	3 years 2 months	Location:	evanston, IL

Home town:	LAGOS
Current & past employers:	Comcast Corp., FEDERAL MOGUL
Education:	Oakton Community College

This borrower member posted the following loan description, which has not been verified:

My name is Dayo . I want to show appreciation to all that has made this forum to provide timely loans possible. As a first time home buyer, I deeply appreciate everyone's efforts that can help me do the home improvement on my home. I am looking forward to the closing on the home in a couple of weeks. I have a good credit rating - in the 700's- and I am gainfully employed. Once again I express my gratitude to all of you biding on my proposal.

A credit bureau reported the following information about this borrower member on April 18, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2006	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 395446

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
395446	$3,250	16.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 395446. Member loan 395446 was requested on April 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$667 / month
Current employer:	RR Donelly	Debt-to-income ratio:	6.30%
Length of employment:	1 year 3 months	Location:	Neenah, WI

Home town:	Appleton
Current & past employers:	RR Donelly
Education:	University of Wisconsin Fox Valley

This borrower member posted the following loan description, which has not been verified:

I'm a college student currently in my sophmore year for pharmacy. Right now however I'm trying to start a small business with my mother on my downtime. She's owned her own small collectible business for 10+ years selling at fairs, local markets, and business events. She usually nets $300-$1000+ per day. I would like to join her in her business by helping her open a small kiosk in the local mall. By boosting capital and helping her open this kiosk I would also be assuming management responsibility as well as help inventory and sales.

A credit bureau reported the following information about this borrower member on April 18, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2007	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 395460

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
395460	$25,000	15.68%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 395460. Member loan 395460 was requested on April 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$12,500 / month
Current employer:	Self Employed	Debt-to-income ratio:	8.88%
Length of employment:	5 years 5 months	Location:	Venice, CA

Home town:	Los Alamos
Current & past employers:	Self Employed, SomaTone Interactive Audio, LegalZoom.com, Inc., California State University Long Beach, Barnes and Noble
Education:	Loyola Marymount University, California State Univer

This borrower member posted the following loan description, which has not been verified:

I am interested in applying for a loan. The nature of my situation is interesting and warrants an explanation. I am partnering with a filmmaker and former top-dog in film distribution to build an entertainment and film company. We are going to be using the loan to provide a cushion for some business expenses, but mostly to cover the ebb and flow that occurs with a new company. My partner is the brains, creative force and expertise of the company, I happen to be the one that was blessed (through diligent credit building for 10 years) with solid credit and an abundantly generous credit line for someone of my age. I will not be the one responsible for paying back this loan, as this was the deal presented by my business partner. I am merely the one providing the line of credit due to my excellent credit rating gained by diligent on-time and responsible bill-paying over the course of 10 years. Currently I have utilized a large portion of my existing credit line to purchase a cutting edge piece of film equipment that will be used for the company so it looks like I have too much debt in relation to my line of credit, however, I do not believe I am a high-risk borrower. While I realize this is a scary time to be taking out extensive amounts of debt, I feel that it is necessary in order to offer a bit of piece of mind for the company's success. Thank you for your time.

A credit bureau reported the following information about this borrower member on April 19, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$74,908.00	Public Records On File:	0
Revolving Line Utilization:	87.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 395473

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
395473	$3,000	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 395473. Member loan 395473 was requested on April 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$8,333 / month
Current employer:	Lauren Tyler	Debt-to-income ratio:	21.77%
Length of employment:	5 years 2 months	Location:	Los Angeles, CA

Home town:	Bountiful
Current & past employers:	Lauren Tyler
Education:	Pepperdine University

This borrower member posted the following loan description, which has not been verified:

I own and run a women's clothing venture Lauren Tyler Los Angeles. I am currently running a production on new orders and am in need of funds to finance my manufacturing of current orders. My credit is considering Excellent / Good with no negative marks.

A credit bureau reported the following information about this borrower member on April 19, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1996	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$55,872.00	Public Records On File:	0
Revolving Line Utilization:	89.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 395493

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
395493	$7,000	16.95%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 395493. Member loan 395493 was requested on April 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$3,333 / month
Current employer:	ATI south texas vo tech	Debt-to-income ratio:	11.22%
Length of employment:	8 months	Location:	donna, TX

Home town:	Harlingon
Current & past employers:	ATI south texas vo tech, The Learn N Play Group Daycare Home
Education:	University of Texas Pan American

This borrower member posted the following loan description, which has not been verified:

What would i do with the loan? I would help me move into my first apartment while still working full time as a business instructor at South Texas Vo-tech. I am going to graduate with a bachelors degree in psychology this summer 2009 and going to be going into the masters program in the fall of 2009, again still employed full time. I would also pay off little debts that i have acquired and use the rest of the money, or whatever may be left, to help purchase furniture and food. What makes me reliable? First of all i have never been late in any of my payments and I am cautious in how i spend my money. I have started a savings account and have been saving 10 percent of my paycheck as petty cash. All of my payments have been on time and I always give more than the minium. Side note: i believe i am a good candidate for this particular loan, and would like to thank you for the oppurtunity that you have given me, I greatly appreciate it. Thank You Ruben J. Nieto

A credit bureau reported the following information about this borrower member on April 19, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2006	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,246.00	Public Records On File:	0
Revolving Line Utilization:	29.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

Member Payment Dependent Notes Series 395514

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
395514	$5,500	15.68%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 395514. Member loan 395514 was requested on April 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,667 / month
Current employer:	stremel mfg. llc	Debt-to-income ratio:	11.42%
Length of employment:	1 year 10 months	Location:	richfield, MN

Home town:	Sioux Falls
Current & past employers:	stremel mfg. llc, tolerance masters
Education:	sd school of mines and technology

This borrower member posted the following loan description, which has not been verified:

remodeling home

A credit bureau reported the following information about this borrower member on April 19, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	6	Months Since Last Delinquency:	6
Revolving Credit Balance:	$10,311.00	Public Records On File:	1
Revolving Line Utilization:	88.90%	Months Since Last Record:	99
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 395539

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
395539	$11,000	14.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 395539. Member loan 395539 was requested on April 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,083 / month
Current employer:	matrix design	Debt-to-income ratio:	4.62%
Length of employment:	5 years 6 months	Location:	reston, VA

Home town:	bethesda
Current & past employers:	matrix design
Education:	uncc

This borrower member posted the following loan description, which has not been verified:

The money will go to consolidate my credit cards and pay small citi loan into one bill each month. I pay 6 bills each month always one time.Just want to make life easier.

A credit bureau reported the following information about this borrower member on April 19, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2003	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	59
Revolving Credit Balance:	$6,419.00	Public Records On File:	0
Revolving Line Utilization:	45.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 395540

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
395540	$20,000	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 395540. Member loan 395540 was requested on April 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,667 / month
Current employer:	New York State Police	Debt-to-income ratio:	9.22%
Length of employment:	11 years	Location:	CANANDAIGUA, NY

Home town:	Rochester
Current & past employers:	New York State Police
Education:	Ithaca College

This borrower member posted the following loan description, which has not been verified:

I recently purchased a home in North Carolina and I am looking to do some updates. My credit rating is over 800 and I am looking to utilize The Lending Club instead of credit cards and if it works out I will become an investor.

A credit bureau reported the following information about this borrower member on April 19, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1988	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 395558

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
395558	$4,750	15.37%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 395558. Member loan 395558 was requested on April 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$1,583 / month
Current employer:	Kinder Care daycare program	Debt-to-income ratio:	12.82%
Length of employment:	2 years	Location:	RICHMOND, VA

Home town:	Petersburg
Current & past employers:	Kinder Care daycare program
Education:	Norfolk State University

This borrower member posted the following loan description, which has not been verified:

My name is Tamia Peterson, I am a twin and I currently attend NorfolK State University. My mom is a single parent with a well paying job, however in this tuff economy and having to pay for both myself and my sisters college for the last past 3 yrs finances are running tight. Due to the amount of money she makes on "paper" we did not qualify for much in financial aid (I wont even repeat the embarrassing number) and grants were few and far in between. I plan to use this money to pay for my upcoming summer school classes and books. I am a hard worker and very reliable person. I plan to continue to hold my work study job as well as my already secure summer job with the daycare that I go back to every year when I return home in the summer. I am young and know the importance of having GREAT credit for the future, so my credit worthiness is something I value and will make sure I keep in tact. With the help of the lending club I will be able to graduate on track of 2010!

A credit bureau reported the following information about this borrower member on April 19, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2006	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$312.00	Public Records On File:	0
Revolving Line Utilization:	34.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 395560

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
395560	$18,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 395560. Member loan 395560 was requested on April 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,512 / month
Current employer:	Newport School District	Debt-to-income ratio:	12.74%
Length of employment:	3 years	Location:	McCrory, AR

Home town:	McCrory
Current & past employers:	Newport School District, Newport Martial Arts
Education:	Arkansas State University-Newport

This borrower member posted the following loan description, which has not been verified:

I plan to use this loan to consolidate 3 of my credit cards. After these three cards are paid with this loan, I plan to close these accounts. The main reason I am applying for this loan is to simplify my monthly bills. I really want just one payment a month and the fact that I have a fixed amount of time to pay off my debt. (Three to five years) I believe that I am a good and reliable canidate for this loan because 1. I have never missed a payment on any debt that I have had and I have paid close attention to my credit and FICO score. Second, I have a very secure job in the public school system with a extremely stable income stream.

A credit bureau reported the following information about this borrower member on April 19, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,099.00	Public Records On File:	0
Revolving Line Utilization:	84.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 395607

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
395607	$8,000	15.05%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 395607. Member loan 395607 was requested on April 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	US Army	Debt-to-income ratio:	13.47%
Length of employment:	4 years 9 months	Location:	killeen, TX

Home town:	bellville
Current & past employers:	US Army
Education:	Rutgers University at Newark

This borrower member posted the following loan description, which has not been verified:

I have a 3500 credit card which i just want to pay off and my wifes school bills which are past do i havent been late on anything since like 2007 and that was only two bills and i also need a little extra cash for repairs to my wife's car its falling apart.

A credit bureau reported the following information about this borrower member on April 19, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2003	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	23	Months Since Last Delinquency:	16
Revolving Credit Balance:	$3,716.00	Public Records On File:	0
Revolving Line Utilization:	67.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 395615

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
395615	$7,500	14.74%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 395615. Member loan 395615 was requested on April 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$1,667 / month
Current employer:	Long John Silvers	Debt-to-income ratio:	15.54%
Length of employment:	4 years 1 month	Location:	neosho, MO

Home town:	enid
Current & past employers:	Long John Silvers, long john silvers
Education:	Crowder College

This borrower member posted the following loan description, which has not been verified:

I would really appreciate getting a loan for this amount . I have always been good at paying my bills on time. If I ever have a late bill it would be only one or two days late. I have just bought my first home and did a good amount of fixing it up which lead to my debts. Now that I have my house fixed up and in GREAT condition I have my focus on paying off my debts and preparing to marry the love of my life. Thanks for your time.

A credit bureau reported the following information about this borrower member on April 19, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2005	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,642.00	Public Records On File:	0
Revolving Line Utilization:	30.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 395627

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
395627	$10,800	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 395627. Member loan 395627 was requested on April 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,917 / month
Current employer:	WGA Insurance	Debt-to-income ratio:	9.41%
Length of employment:	3 years	Location:	woburn, MA

Home town:
Current & past employers:	WGA Insurance
Education:

This borrower member posted the following loan description, which has not been verified:

I am switching jobs and would like to pay back the 401k loan I have with my prior employer. My new employer's plan also has a loan provision so I will pay back about half within 6 months once I transfer my whole balence. Current balence is 45k not including the 18k loan.

A credit bureau reported the following information about this borrower member on April 19, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1981	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	47
Revolving Credit Balance:	$4,229.00	Public Records On File:	0
Revolving Line Utilization:	7.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 395633

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
395633	$10,000	14.74%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 395633. Member loan 395633 was requested on April 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,833 / month
Current employer:	Best Buy Co. Inc.	Debt-to-income ratio:	13.59%
Length of employment:	4 years	Location:	Nashua, NH

Home town:	Spokane
Current & past employers:	Best Buy Co. Inc., Moody Bible Institute, Moody Aviation
Education:	Moody Aviation, Moody Bible Institute, Raritan Valley Community College

This borrower member posted the following loan description, which has not been verified:

Jumpshot Photography will fill the niche market of youth and family photography with an emphasis on youth sports. A startup loan is needed to purchase equipment and advertising.

A credit bureau reported the following information about this borrower member on April 19, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2003	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,556.00	Public Records On File:	0
Revolving Line Utilization:	73.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 395645

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
395645	$15,200	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 395645. Member loan 395645 was requested on April 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,333 / month
Current employer:	United States Postal Service	Debt-to-income ratio:	19.32%
Length of employment:	10 years	Location:	Anniston, AL

Home town:	Talladega
Current & past employers:	United States Postal Service, United States Air Force
Education:	Jacksonville State University

This borrower member posted the following loan description, which has not been verified:

I would like to pay off this line of credit with Bank Of America. I am currently paying 474.00 dollars per month. The interest rate is 19%. I have had this loan since 2006, and I am paying a tremendous amount of interest each month. The balance is 15200.00 dollars. I have 47 more months at this payment rate.

A credit bureau reported the following information about this borrower member on April 19, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1998	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$32,709.00	Public Records On File:	0
Revolving Line Utilization:	53.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 395653

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
395653	$15,200	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 395653. Member loan 395653 was requested on April 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,167 / month
Current employer:	PUNGO, Inc.	Debt-to-income ratio:	7.25%
Length of employment:	1 year 9 months	Location:	Allen, TX

Home town:	Niles
Current & past employers:	PUNGO, Inc., JCPenney Corporate
Education:	The University of Texas at Dallas, Texas Tech University

This borrower member posted the following loan description, which has not been verified:

I have just completed the sale of an investment property and will be turning the profit around into another property. My previous bank has gone under and I am now using a local private bank (exceptional terms) for the purchase. The profit from my last investment is covering the down payment, fixing up, tenant acquisition and closing costs on the new property so I am in the clear to purchase. However, because this is the first time I will be working with this bank, the committee has required me to place an additional security deposit in an account at their bank for the next 6 months (not liquid until after 6 months). I have the cash on hand to do so in my family's emergency fund; however that would leave us with no real financial cushion for the next 6 months. My wife and I make $85-$100k a year depending on bonuses and have very little personal debt. ($250 car payment, $200 student loans for MBA, $1200 Mortgage PITI, $600 recurring bills, and $700 food living etc) and we pay off our credit cards at the end of the month. In addition to our monthly cash flow, we will have the emergency cash on hand...so making payments will not be a problem at all. I am requesting this loan to cover the security deposit (or replenish the emergency fund depending on timing) and will payback the loan as soon as the deposit is liquid. I am willing to pay a slightly higher rate of return due to the fact that this will be a shorter term deal.

A credit bureau reported the following information about this borrower member on April 19, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,140.00	Public Records On File:	0
Revolving Line Utilization:	6.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 395659

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
395659	$6,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 395659. Member loan 395659 was requested on April 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,967 / month
Current employer:	Intel	Debt-to-income ratio:	9.49%
Length of employment:	10 months	Location:	Davis, CA

Home town:	Hong Kong
Current & past employers:	Intel, UC Davis
Education:	University of California-Davis (UC Davis), California State University-Sacramento (CSUS)

This borrower member posted the following loan description, which has not been verified:

I want to make some financial investment right now. I believe now is the right time.

A credit bureau reported the following information about this borrower member on April 19, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1999	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$257.00	Public Records On File:	0
Revolving Line Utilization:	3.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 395663

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
395663	$7,000	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 395663. Member loan 395663 was requested on April 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	n/a	Debt-to-income ratio:	21.53%
Length of employment:	2 years	Location:	Brooklyn, NY

Home town:	Berlin
Current & past employers:
Education:	Pace University

This borrower member posted the following loan description, which has not been verified:

Purpose of loan: To make an all cash purchase of a used car at an auto auction. About me: I work in an expanding industry and make about $90k (with bonus) annually. I currently have student loans and a little bit of credit card debt. All payments have been on time and will continue to be.

A credit bureau reported the following information about this borrower member on April 19, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2004	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,299.00	Public Records On File:	0
Revolving Line Utilization:	58.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 395677

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
395677	$10,200	9.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 395677. Member loan 395677 was requested on April 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,833 / month
Current employer:	AFS Technologies	Debt-to-income ratio:	0.17%
Length of employment:	2 years	Location:	Carrollton, TX

Home town:
Current & past employers:	AFS Technologies
Education:	UTD

This borrower member posted the following loan description, which has not been verified:

Need personal loan to pay credit card debt.

A credit bureau reported the following information about this borrower member on April 19, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1997	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,943.00	Public Records On File:	0
Revolving Line Utilization:	10.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 395683

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
395683	$10,000	8.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 395683. Member loan 395683 was requested on April 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,600 / month
Current employer:	HEB	Debt-to-income ratio:	7.62%
Length of employment:	4 years	Location:	Houston, TX

Home town:
Current & past employers:	HEB, Harris Teeter, Kroger Co., Randall's
Education:	University of Houston

This borrower member posted the following loan description, which has not been verified:

We are trying to consolidate our debts, so we can afford a new house.

A credit bureau reported the following information about this borrower member on April 19, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$944.00	Public Records On File:	0
Revolving Line Utilization:	19.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 395717

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
395717	$14,000	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 395717. Member loan 395717 was requested on April 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,667 / month
Current employer:	North Charleston Sewer District	Debt-to-income ratio:	17.81%
Length of employment:	2 years 1 month	Location:	Summerville, SC

Home town:
Current & past employers:	North Charleston Sewer District, US Foodservice
Education:

This borrower member posted the following loan description, which has not been verified:

We are looking to consolidate our current credit card debt to recieve better and fixed interest rates. We opened an avian pet shop in March 2007 and are beginning our thrid year in business. The pet industry is one of the few industries that grew in 2008.

A credit bureau reported the following information about this borrower member on April 20, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1993	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	49	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,577.00	Public Records On File:	0
Revolving Line Utilization:	16.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 395724

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
395724	$6,400	9.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 395724. Member loan 395724 was requested on April 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	SELF EMPLOYED	Debt-to-income ratio:	0.40%
Length of employment:	4 years 3 months	Location:	MANCHESTER, NH

Home town:	LOW MOOR
Current & past employers:	SELF EMPLOYED
Education:	CORNELL UNIVERSITY, Manhattanville College

This borrower member posted the following loan description, which has not been verified:

I financed a move with credit cards, and now realize how high the interest payments are. I hope to get a better interest rate with Lending Club.

A credit bureau reported the following information about this borrower member on April 20, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2001	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,272.00	Public Records On File:	0
Revolving Line Utilization:	5.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 395732

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
395732	$15,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 395732. Member loan 395732 was requested on April 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$11,667 / month
Current employer:	Allstate Insurance	Debt-to-income ratio:	5.48%
Length of employment:	5 months	Location:	Fredericksburg, VA

Home town:	Buffalo
Current & past employers:	Allstate Insurance, Allstate Insurance
Education:	Williams College

This borrower member posted the following loan description, which has not been verified:

I recently purchased an insurance agency and need to cash to help me through the start-up mode. I have already invested over $30,000 of my own money. We have been in business for 4 1/2 months. Currently, our monthly cash flow is about $3,500 short. With our existing sales volume we should be able to close that gap in 3-4 months.

A credit bureau reported the following information about this borrower member on April 20, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1968	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,930.00	Public Records On File:	0
Revolving Line Utilization:	7.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 395760

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
395760	$10,000	16.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 395760. Member loan 395760 was requested on April 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	Everyday Electronics	Debt-to-income ratio:	14.33%
Length of employment:	3 years 2 months	Location:	Albuquerque, NM

Home town:	Albuquerque
Current & past employers:	Everyday Electronics
Education:	University of New Mexico-Main Campus

This borrower member posted the following loan description, which has not been verified:

I own a small business which I started 3 years ago. We sell mp3 players and other products that are in high demand at conventions and mostly high end flea markets such as Denver, Albuquerque and Phoenix. The problem is that I have 5 very aggressive sales people that work for me but I don't have enough inventory to allow them all to set up every weekend. If I were granted a $10,000 loan I would be able to buy a lot more inventory and get them all working at once to really increase revenue. I run at a 42% profit margin the problem is I only have about $2000 to reinvest every Monday after the weekend because I end up paying about $1000 to personal bills. So If I have more money I could buy $12,000 of inventory and have every one working each weekend which means 5 stands going at once instead of 2 like I currently have. We do about $1500 per stand per weekend in revenue and I spread them out to different markets so as to not compete with each other. So long story short with a $10,000 loan I can turn weekend sales which are now $3000 into $7,500. Keep in mind this is per week so with a $30,000 monthly revenue at a 42% profit margin I would easily be able to repay the loan.

A credit bureau reported the following information about this borrower member on April 20, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	3
Total Credit Lines:	30	Months Since Last Delinquency:	7
Revolving Credit Balance:	$3,145.00	Public Records On File:	0
Revolving Line Utilization:	78.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 395765

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
395765	$10,000	15.05%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 395765. Member loan 395765 was requested on April 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,583 / month
Current employer:	Temple Grill	Debt-to-income ratio:	5.98%
Length of employment:	5 years 2 months	Location:	Branford, CT

Home town:
Current & past employers:	Temple Grill
Education:

This borrower member posted the following loan description, which has not been verified:

Looking to update my kitchen and bathroom.

A credit bureau reported the following information about this borrower member on April 20, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1998	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	50
Revolving Credit Balance:	$11,167.00	Public Records On File:	0
Revolving Line Utilization:	57.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

Member Payment Dependent Notes Series 395778

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
395778	$16,000	16.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 395778. Member loan 395778 was requested on April 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,583 / month
Current employer:	McNeil Technologies	Debt-to-income ratio:	16.25%
Length of employment:	9 months	Location:	Bowie, MD

Home town:	Silver Spring
Current & past employers:	McNeil Technologies, GAP Solutions, The McConnell Group, TELESIS, Department of Homeland Security (DHS)
Education:	University of Maryland at College Park, University of Maryland University College

This borrower member posted the following loan description, which has not been verified:

I would like to pay off my high interest credit cards and to consolidate them into one payment.

A credit bureau reported the following information about this borrower member on April 20, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	27	Months Since Last Delinquency:	8
Revolving Credit Balance:	$5,636.00	Public Records On File:	0
Revolving Line Utilization:	49.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 395837

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
395837	$18,000	7.68%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 395837. Member loan 395837 was requested on April 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	Banfield, Killeen Tx	Debt-to-income ratio:	0.69%
Length of employment:	1 month	Location:	Auburn, AL

Home town:	Decatur
Current & past employers:	Banfield, Killeen Tx
Education:	Tuskegee University

This borrower member posted the following loan description, which has not been verified:

Loan for Truck to be used for personal use

A credit bureau reported the following information about this borrower member on April 20, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$449.00	Public Records On File:	0
Revolving Line Utilization:	1.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 395852

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
395852	$12,600	14.74%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 395852. Member loan 395852 was requested on April 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	stfatoflight	Debt-to-income ratio:	18.77%
Length of employment:	7 years	Location:	placentia, CA

Home town:	burma
Current & past employers:	stfatoflight, stratoflight
Education:	ITT Technical Institute

This borrower member posted the following loan description, which has not been verified:

i am using this money to remodel my kitchen and i am sure i will pay it off within 2 years or less.

A credit bureau reported the following information about this borrower member on April 20, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2003	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,680.00	Public Records On File:	0
Revolving Line Utilization:	11.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 395876

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
395876	$6,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 395876. Member loan 395876 was requested on April 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,965 / month
Current employer:	American Family Insurance Group	Debt-to-income ratio:	20.02%
Length of employment:	2 years 4 months	Location:	Plymouth, MN

Home town:	Ham Lake
Current & past employers:	American Family Insurance Group, Batteries Plus, Honeywell DMC
Education:	Saint Cloud State University

This borrower member posted the following loan description, which has not been verified:

Lenders, I am currently in the process of looking to purchase my first home and would like to get my current debt paid down faster. I have been a borrower for 10 years and have never paid a loan or credit card bill late or defaulted on a loan or credit card. I have never had a collection. I have been employed with the same company since graduating from college in December of 2006. I am working on my career and moving my life forward and would like this loan to assist me with my goal of owning my first home. Thank you for your consideration in this matter.

A credit bureau reported the following information about this borrower member on April 20, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,634.00	Public Records On File:	0
Revolving Line Utilization:	70.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 395879

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
395879	$11,400	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 395879. Member loan 395879 was requested on April 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,250 / month
Current employer:	U. S. Postal Service	Debt-to-income ratio:	20.11%
Length of employment:	30 years 3 months	Location:	Youngstown, OH

Home town:	Youngstown
Current & past employers:	U. S. Postal Service
Education:	YSU

This borrower member posted the following loan description, which has not been verified:

I'm a Letter Carrier for the U S Postal Service. With 30 years seniority, I am in no danger of getting laid off or being reassigned if the USPS does a Reduction In Force, as is rumored in 2009. I live in Ohio, in an area where the unemployment rate is very high. Due to this, and not my own employment status, various credit card companies have raised my interest rate. I'm hoping to find a lower rate here at the lending club. If approved, I will use the money to pay down those cards that have increased my rates.

A credit bureau reported the following information about this borrower member on April 20, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1998	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	64
Revolving Credit Balance:	$18,212.00	Public Records On File:	0
Revolving Line Utilization:	56.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 395888

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
395888	$3,600	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 395888. Member loan 395888 was requested on April 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,858 / month
Current employer:	Boeing Company	Debt-to-income ratio:	0.58%
Length of employment:	3 years 10 months	Location:	Los Angeles, CA

Home town:	Portland
Current & past employers:	Boeing Company, IBM
Education:	LeTourneau University, University of Southern California (USC)

This borrower member posted the following loan description, which has not been verified:

I have two goals for this loan: 1) Flesh out my credit profile with an installment loan 2) Make a little money on an investment I am highly educated (MS in Computer Science from USC), and I have with a secure job (Boeing, $82k). I will use this loan to improve my credit score with a non-revolving credit line (look for "Types of Credit Used" here: http://www.myfico.com/CreditEducation/WhatsInYourScore.aspx). I am quite frugal, and have never had any credit but credit cards (paid in full each month). I have purchased my (used) vehicles with cash, and I got through school on scholarships and Boeing's largesse. My net worth is well above $50k, so this loan is virtually risk-free for you.

A credit bureau reported the following information about this borrower member on April 20, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2005	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$849.00	Public Records On File:	0
Revolving Line Utilization:	1.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 395902

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
395902	$3,600	7.37%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 395902. Member loan 395902 was requested on April 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	Lockheed Martin Corp.	Debt-to-income ratio:	6.57%
Length of employment:	1 month	Location:	Lafayette, LA

Home town:	Eureka Springs
Current & past employers:	Lockheed Martin Corp., Dykon Computer Help Inc, Best Buy Co. Inc., Hotel Intercontinental New Orleans, Landmark Hotels Inc.
Education:	Humboldt State University

This borrower member posted the following loan description, which has not been verified:

I am looking to purchase a used Diesel car to replace my high mileage low MPG vehicle for making onsite visits for contracted computer work. I will be paid mileage for visiting the remote sites and so will have a consistent source of income to pay the loan above and beyond my normal salary.

A credit bureau reported the following information about this borrower member on April 20, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1996	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,521.00	Public Records On File:	0
Revolving Line Utilization:	22.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 395920

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
395920	$14,000	10.95%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 395920. Member loan 395920 was requested on April 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,584 / month
Current employer:	sierra cycles	Debt-to-income ratio:	21.74%
Length of employment:	11 years 6 months	Location:	SCARSDALE, NY

Home town:	Las Piedras
Current & past employers:	sierra cycles, Sierra cycles
Education:	none

This borrower member posted the following loan description, which has not been verified:

We are expecting a child so we need a bigger car the one I'm looking is a BMW x5 2002 with 40.000 miles ...

A credit bureau reported the following information about this borrower member on April 20, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2001	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$31,165.00	Public Records On File:	0
Revolving Line Utilization:	92.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 395952

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
395952	$15,000	16.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 395952. Member loan 395952 was requested on April 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,500 / month
Current employer:	All Around Insurance	Debt-to-income ratio:	8.12%
Length of employment:	5 years	Location:	Hialeah, FL

Home town:	Miami
Current & past employers:	All Around Insurance
Education:

This borrower member posted the following loan description, which has not been verified:

I am ready to take my vactions in Europe, for the first time my dream becomes reality.

A credit bureau reported the following information about this borrower member on April 20, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1997	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	14	Months Since Last Delinquency:	13
Revolving Credit Balance:	$2,206.00	Public Records On File:	1
Revolving Line Utilization:	84.80%	Months Since Last Record:	96
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 395968

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
395968	$7,600	8.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 395968. Member loan 395968 was requested on April 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,750 / month
Current employer:	Ohio Department Of Transportation	Debt-to-income ratio:	12.29%
Length of employment:	2 years 3 months	Location:	Upper Sandusky, OH

Home town:	Upper Sandusky
Current & past employers:	Ohio Department Of Transportation
Education:

This borrower member posted the following loan description, which has not been verified:

I have excellent credit and have never been late on a loan my entire life. I just want to get down to one payment a month instead of numerous payments. I have a steady job. The only other bills I have is paying cheap rent and low utility bills.

A credit bureau reported the following information about this borrower member on April 20, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1986	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	50	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,805.00	Public Records On File:	0
Revolving Line Utilization:	8.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 395976

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
395976	$10,750	16.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 395976. Member loan 395976 was requested on April 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,500 / month
Current employer:	Allied Barton Security	Debt-to-income ratio:	3.33%
Length of employment:	1 year	Location:	Brooklyn, NY

Home town:	Kingston
Current & past employers:	Allied Barton Security, Norwegian Cruise Lines, American Trans Air Airlines (Flight Attendant), Tower Airlines (Flight Attendant), Trans States Airlines (Flight Attendant)
Education:	CUNY John Jay College Criminal Justice

This borrower member posted the following loan description, which has not been verified:

I would like to start my own business. I am planning to pay down on a small condominium complex, renovate it, and rent it out. I have done a lot of research and planning. I believe this venture will be successful. I just need the funds to get started.

A credit bureau reported the following information about this borrower member on April 20, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1990	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	51
Revolving Credit Balance:	$1,377.00	Public Records On File:	2
Revolving Line Utilization:	26.90%	Months Since Last Record:	12
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 396074

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
396074	$18,400	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 396074. Member loan 396074 was requested on April 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$9,167 / month
Current employer:	The Home Depot	Debt-to-income ratio:	3.96%
Length of employment:	11 years	Location:	Sunnyvale, CA

Home town:
Current & past employers:	The Home Depot
Education:	Institute for Business and Technology

This borrower member posted the following loan description, which has not been verified:

I will use the money to pay two credit cards and two credit union loans. I have paid and agreed to the terms of all my bills as demonstrated by my credit report. Due to the high interest rates on my current loans and credit cards, I would like to have the option to have a better interest rate.

A credit bureau reported the following information about this borrower member on April 20, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,446.00	Public Records On File:	0
Revolving Line Utilization:	33.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 396115

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
396115	$10,000	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 396115. Member loan 396115 was requested on April 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	Bank of New York Mellon Corp.	Debt-to-income ratio:	13.34%
Length of employment:	8 years 2 months	Location:	staten island, NY

Home town:	New York
Current & past employers:	Bank of New York Mellon Corp.
Education:

This borrower member posted the following loan description, which has not been verified:

I'm looking to consolidate my debt at a reasonable rate.

A credit bureau reported the following information about this borrower member on April 20, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1990	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	43
Revolving Credit Balance:	$22,228.00	Public Records On File:	0
Revolving Line Utilization:	22.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 396145

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
396145	$13,000	14.74%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 396145. Member loan 396145 was requested on April 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,917 / month
Current employer:	General Electric	Debt-to-income ratio:	16.39%
Length of employment:	3 years	Location:	louisville, KY

Home town:	louisville
Current & past employers:	General Electric, Evans Costruction
Education:	Jefferson Community College-Louisville

This borrower member posted the following loan description, which has not been verified:

My wife and i always make the payment but it just seems like we are getting know where. I believe it would be much easier if we just had one payment and could see the results. Thanks for the help

A credit bureau reported the following information about this borrower member on April 20, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2001	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,124.00	Public Records On File:	0
Revolving Line Utilization:	87.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 396154

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
396154	$22,400	15.68%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 396154. Member loan 396154 was requested on April 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Self	Debt-to-income ratio:	14.42%
Length of employment:	6 years 3 months	Location:	Leavenworth, KS

Home town:	Kansas City
Current & past employers:	Self, The Kansas City Star, The Boulder Daily Camera, The St. Joseph News-Press
Education:	University of Missouri-Kansas City

This borrower member posted the following loan description, which has not been verified:

Although this is my loan request and I will be using the proceeds for for my sole purpose, I am married, so would like to tell you about not only myself but include information about my spouse, if that is okay. My husband and I have lived in the same location for 15 years, we've been married for 19 years. We have both been in the same careers for over 30 years. Our incomes are both strong and we have worked hard to build a great credit history of steady, reliable repayment over the past three years in particular. Because credit scores don't tell the whole story, we would ask that you look at how well and how long our repayment history is on a variety of loans. We own our own home, which is valued by the county assessor this past January at $183,000. One building on the property is planned for income producing this year. My photography business is strong with an expected gross sales in 2009 to exceed $60,000. My husband's income with MPRI is $168,000/year, which I manage for him since his work is overseas in Iraq. I can provide paystubs if necessary or needed. Since we are married, our incomes are obviously intertwined, which is why I'm asking for consideration of both incomes. Although we do carry debt, we also have the income to carry it. The majority of debt we carry have gone towards improvements on our home or to replace vehicles that we have owned and used a lot of years. Thank you for your consideration, Peggy Bair

A credit bureau reported the following information about this borrower member on April 20, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1994	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$24,151.00	Public Records On File:	0
Revolving Line Utilization:	61.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 388778

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
388778	$12,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 388778. Member loan 388778 was requested on April 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,500 / month
Current employer:	Wells Fargo Bank	Debt-to-income ratio:	16.00%
Length of employment:	4 years 8 months	Location:	Patterson, CA

Home town:	Hayward
Current & past employers:	Wells Fargo Bank
Education:	Merced College, Modesto Junior College

This borrower member posted the following loan description, which has not been verified:

Funds will be used to purchase a used vehicle for family use. Excellent payment history, ontime payments of above minimum amounts consistantly, Full time verifiable employment.

A credit bureau reported the following information about this borrower member on April 21, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1999	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,522.00	Public Records On File:	0
Revolving Line Utilization:	75.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 390558

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
390558	$25,000	18.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 390558. Member loan 390558 was requested on April 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	penn maid	Debt-to-income ratio:	2.97%
Length of employment:	3 years	Location:	Philadelphia, PA

Home town:	Philadelphia
Current & past employers:	penn maid, Coca-Cola Enterprises
Education:	CHI Institute

This borrower member posted the following loan description, which has not been verified:

I need a loan Please help me

A credit bureau reported the following information about this borrower member on April 8, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2002	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	36
Revolving Credit Balance:	$862.00	Public Records On File:	0
Revolving Line Utilization:	5.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 395032

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
395032	$20,000	14.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 395032. Member loan 395032 was requested on April 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,858 / month
Current employer:	total life international llc	Debt-to-income ratio:	4.36%
Length of employment:	2 years	Location:	Miami, FL

Home town:
Current & past employers:	total life international llc
Education:

This borrower member posted the following loan description, which has not been verified:

this money is buy a small shop that sells tequenos in Miami. "Tequeno" is cheese pastries, they sell this in a Latin America area where breakfast is very affordable, the business sells aproximately 3000 pieces a week at $1.00 each profit is 40% the business has various distributors in the area for wholesale too, the current owner and seller must leave the country for legality purposes(his asilum was denied) i have thechance to buy this busines for $45,000, I have $30,000 of my own.

A credit bureau reported the following information about this borrower member on April 17, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2005	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,408.00	Public Records On File:	0
Revolving Line Utilization:	2.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 395185

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
395185	$3,000	9.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 395185. Member loan 395185 was requested on April 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,000 / month
Current employer:	Self Employed	Debt-to-income ratio:	0.95%
Length of employment:	4 years 6 months	Location:	Austin, TX

Home town:	Austin
Current & past employers:	Self Employed
Education:

This borrower member posted the following loan description, which has not been verified:

My name is Brian Ferguson, and I am the Co-Founder of a group in Austin, Texas called The Austin Photography Group. The group was started three years ago on meetup.com, and has now grown to over 900 members, its membership steadily increasing even with people joining and leaving every day. We have regular meetings at a local bookstore, where the average attendance is about 50 people at each official monthly meeting. We also hold photo outings and workshops in the interim between meetings, with an average of about 20 to 30 participants. We're currently expanding our operations to include a fully functional social networking website, where members can log on, have their own page and portfolio space, talk on the forums, post events to the calendar, and patronize local businesses whom we've partnered with in exchange for a group discount on their services. We'll of course be selling adspace as well as using more innovative techniques for taking in revenue, such as hosting links to amazon.com for photography-related books and other such photography-related products and services. We've already begun construction of the site, and we've already invested a fair amount into the group (around $2,000), which has yielded a great amount of success. However, to go further we'll need a relatively small loan of $3,000 to ensure the website's completion and full working order. The loan will also allow us to furnish the group with technological necessities (a dedicated computer and eventually a digital projector) which allow for the group to be regularly maintained and developed. The group's presence and success can be observed publicly at its current online location: photo.meetup.com/438, where anyone can see the number of members, previous meetings and their attendance, and the nearly unanimous praise for the group and its activities. Having three years under our belt has taught us a great deal about how to interact with the community and how to provide a true service without charging for basic membership or normal activities. Our aim is to keep this model at all costs and to only charge for services and opportunities provided which are "above and beyond" the normal routines of the group and the corresponding benefit to its members. In this case, such "above and beyond" circumstances include participation in group showings at local galleries (which generally charge a utilization fee for us to use in the first place) as well as premium member account benefits on the website that's currently under construction (such as unlimited uploading of photos, fewer ads, etc.). My own credit rating is reputable enough, as you can see, and I've never made a late payment. As an investor in this business, you can expect the same reliability in the returns you'll be provided with, given your interest and participation in this loan. Thank you greatly for your time, and I look forward to working with you indirectly as a partner in this project.

A credit bureau reported the following information about this borrower member on April 17, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1991	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	34
Revolving Credit Balance:	$1,870.00	Public Records On File:	0
Revolving Line Utilization:	5.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 395566

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
395566	$2,500	7.68%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 395566. Member loan 395566 was requested on April 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,250 / month
Current employer:	Strohecker Inc.	Debt-to-income ratio:	14.74%
Length of employment:	25 years 3 months	Location:	WELLSVILLE, OH

Home town:	Beaver Falls
Current & past employers:	Strohecker Inc.
Education:	Kent State University-East Liverpool Campus

This borrower member posted the following loan description, which has not been verified:

This is to help with my daughters upcoming wedding.

A credit bureau reported the following information about this borrower member on April 21, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1989	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$27,222.00	Public Records On File:	0
Revolving Line Utilization:	42.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 395897

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
395897	$6,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 395897. Member loan 395897 was requested on April 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,500 / month
Current employer:	Ohio Health	Debt-to-income ratio:	6.36%
Length of employment:	9 months	Location:	columbus, OH

Home town:	St. Marys
Current & past employers:	Ohio Health
Education:	Slippery Rock University of Pennsylvania

This borrower member posted the following loan description, which has not been verified:

This loan is for a once in a lifetime trip to Bali and Hong Kong.

A credit bureau reported the following information about this borrower member on April 21, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2001	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,510.00	Public Records On File:	0
Revolving Line Utilization:	50.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 395985

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
395985	$19,200	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 395985. Member loan 395985 was requested on April 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,212 / month
Current employer:	KMG Trading	Debt-to-income ratio:	13.25%
Length of employment:	3 years	Location:	Miami, FL

Home town:	Miami
Current & past employers:	KMG Trading
Education:

This borrower member posted the following loan description, which has not been verified:

clothes and apparel export business to South America and Central America.

A credit bureau reported the following information about this borrower member on April 21, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2000	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$86,738.00	Public Records On File:	0
Revolving Line Utilization:	25.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 396023

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
396023	$18,500	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 396023. Member loan 396023 was requested on April 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,300 / month
Current employer:	Stultz Tech Systems	Debt-to-income ratio:	4.74%
Length of employment:	4 years	Location:	Hagerstown, MD

Home town:	Frederick
Current & past employers:	Stultz Tech Systems, Wells Fargo
Education:	Hagerstown Community College

This borrower member posted the following loan description, which has not been verified:

I need this loan to fix some needed repairs on my home, things are breaking the septic is overflowing and more needs repairs. I plan to pay this loan off ASAP, quicker than the terms. Please Help.

A credit bureau reported the following information about this borrower member on April 20, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,761.00	Public Records On File:	0
Revolving Line Utilization:	79.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 396132

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
396132	$20,000	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 396132. Member loan 396132 was requested on April 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,510 / month
Current employer:	n/a	Debt-to-income ratio:	0.00%
Length of employment:	n/a	Location:	Great Falls, MT

Home town:	Drake
Current & past employers:	Hewlett-Packard
Education:	Truckee Meadows Community College

This borrower member posted the following loan description, which has not been verified:

There is a home on 1/4 acre we have looked at in a small Montana town we want to retire in. The original cost was $82,000. but we can get it at a "greatly" reduced price due to a foreclosure. The property is being sold at a Sheriff's Sale to the highest bidder. We don't expect much competition because it is a very small town and was advertised only once in their town paper. It has been empty for a year and we know it wants us to love it and take care of it. My husband and I moved to Montana, bought a home and started a small cleaning business specializing in office buildings 19 years ago. He is an Air Force retiree (20 years) and also has a retirement with Wells Fargo and Social Security. I am ten years younger so I took over the business when he retired at 62. We also have another property free and clear that we have applied for a loan on with Wells Fargo. Even though they have had a month we were informed today (Monday, April 20th) that they don't think they will have it done in time for the auction (Wednesday, April 22nd). We counted on that loan to bid on our "little house on the prairie". Had we just known about Lenders Club sooner we know you would have got it done in time one way or the other. We know we are asking for a miracle from you and we totally understand if you can't help us in time, but we just have to exhaust every option. Thank you...we appreciate your time reading this.

A credit bureau reported the following information about this borrower member on April 20, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1984	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 396194

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
396194	$2,500	16.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 396194. Member loan 396194 was requested on April 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,000 / month
Current employer:	Bob San Restaurant	Debt-to-income ratio:	4.55%
Length of employment:	1 year 1 month	Location:	Chicago, IL

Home town:	Taipei
Current & past employers:	Bob San Restaurant, MTV Networks
Education:	The Illinois Institute of Art

This borrower member posted the following loan description, which has not been verified:

I need this loan to start the legal process with U.S. Immigration Services. The loan is to cover attorney retainer fee and applications for permanent residency.

A credit bureau reported the following information about this borrower member on April 21, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2005	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,536.00	Public Records On File:	0
Revolving Line Utilization:	74.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 396195

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
396195	$4,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 396195. Member loan 396195 was requested on April 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	self employed	Debt-to-income ratio:	13.63%
Length of employment:	20 years	Location:	new orleans, LA

Home town:	lafayette
Current & past employers:	self employed
Education:

This borrower member posted the following loan description, which has not been verified:

refying cc

A credit bureau reported the following information about this borrower member on April 21, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1998	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	24
Revolving Credit Balance:	$3,990.00	Public Records On File:	0
Revolving Line Utilization:	30.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 396285

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
396285	$15,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 396285. Member loan 396285 was requested on April 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,583 / month
Current employer:	statesboro publishing	Debt-to-income ratio:	13.16%
Length of employment:	9 years 2 months	Location:	register, GA

Home town:	Statesboro
Current & past employers:	statesboro publishing, self Statesboro TV and Appliance Service
Education:

This borrower member posted the following loan description, which has not been verified:

I desire a loan to consolidate credit card debt.

A credit bureau reported the following information about this borrower member on April 21, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1991	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,923.00	Public Records On File:	0
Revolving Line Utilization:	70.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 396317

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
396317	$13,750	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 396317. Member loan 396317 was requested on April 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,400 / month
Current employer:	City of Austin	Debt-to-income ratio:	12.96%
Length of employment:	2 years	Location:	AUSTIN, TX

Home town:	Fontana
Current & past employers:	City of Austin
Education:	Florida State University

This borrower member posted the following loan description, which has not been verified:

I'm attempting to consolidate the debts I have incurred into one monthly payment. By doing so, my other accounts can be paid off and I will owe one company. This can save money on interest from the various debts and have a quicker pay off date. I have maintained my payment history and will continue to maintain my payments with a lower interest rate.

A credit bureau reported the following information about this borrower member on April 21, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,768.00	Public Records On File:	0
Revolving Line Utilization:	55.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 396348

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
396348	$20,000	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 396348. Member loan 396348 was requested on April 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,500 / month
Current employer:	Axis Overhead Garage Doors	Debt-to-income ratio:	20.02%
Length of employment:	10 years 3 months	Location:	Lakeside, CA

Home town:	Stockton
Current & past employers:	Axis Overhead Garage Doors
Education:	San Diego City College

This borrower member posted the following loan description, which has not been verified:

I want to consolidate 3 credit cards

A credit bureau reported the following information about this borrower member on April 21, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1997	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$27,046.00	Public Records On File:	0
Revolving Line Utilization:	31.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 396360

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
396360	$7,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 396360. Member loan 396360 was requested on April 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,083 / month
Current employer:	Securitas	Debt-to-income ratio:	21.36%
Length of employment:	11 years 8 months	Location:	lansing, MI

Home town:	Lansing
Current & past employers:	Securitas, Burger King, Crowe Chizek
Education:	Grand Valley State University

This borrower member posted the following loan description, which has not been verified:

My nephew, Nikoli, is attending school this summer and he will be studying abroad this year. I want to help my nephew because at his age he is just beginning to build his credit and we know that building credit takes time and being responsible. Therefore, Nikoli is very mature and responsible young man and also I have been respinsible for my obligations. I work very hard, my life is all about working and saving money for retirement. I have no children but I would love to help Nikoli. Nikoli and I spoke last night and I will cover $750/per mth and he the rest. That is if our payments are that high per month. The funds are mainly for Nikoli's tution and study abroad funds but also to help him build his credit by paying his loans back and put himself in high regards with his creditors/lenders. Nikoli SSN-(###-##-####)

A credit bureau reported the following information about this borrower member on April 21, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1989	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,786.00	Public Records On File:	0
Revolving Line Utilization:	60.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 396521

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
396521	$8,000	8.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 396521. Member loan 396521 was requested on April 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	Harvard University	Debt-to-income ratio:	4.32%
Length of employment:	3 years 6 months	Location:	MEDFORD, MA

Home town:	Fresno
Current & past employers:	Harvard University, Monterey Bay Aquarium Research Institute
Education:	University of California-Los Angeles (UCLA), University of California-Santa Barbara (UCSB)

This borrower member posted the following loan description, which has not been verified:

This loan is to purchase a replacement vehicle for our personal use. I am a professor, and my wife is a professional educator. We are starting a family and need a safer vehicle.

A credit bureau reported the following information about this borrower member on April 21, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1989	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	18	Months Since Last Delinquency:	19
Revolving Credit Balance:	$5,262.00	Public Records On File:	0
Revolving Line Utilization:	28.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 396522

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
396522	$25,000	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 396522. Member loan 396522 was requested on April 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$4,833 / month
Current employer:	DollarServ Inc.	Debt-to-income ratio:	7.49%
Length of employment:	3 months	Location:	Phoenix, AZ

Home town:	St. Paul
Current & past employers:	DollarServ Inc., Travel Click Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

DollarServ Inc. Our focus is to purchase REO homes, short sales, auctions, and hardship homes. We find these homes through a very selective process we have developed, which is based on the condition of the property, the status, price, age, size, and the availability of other homes in the area. We then negotiate a price where we can buy up to 25-75% below market value. I have many sources available for the best deals from the accounting/tax office I work for Part-time, some connections at banks and the MLS. We also have many other business connections to draw upon. We are not shy about knocking on doors and inquiring about a property when we see an unkept property in disrepair. Afterward, we fix up the property doing as much of the work as the two partners can and then using our professional contractors that we know and trust, to through the home repairing any and all problems, such as plumbing, electrical, framing, bathrooms, landscaping, and most importantly the kitchen. Repairs on each home range anywhere from $5,000 - $30,000. All of the bids for repairs and expenses are completed before the property is even purchased. Depending on the property, we would sell the home at 0-15% below market. That way the loan is secured on the property and if the market falls a little it wouldn't hurt the sale because we are still selling under the market value. In most cases we make anywhere from 20% to 30%. However, it?s not unheard of to make significantly more. It always depends on how much the buyer is willing to pay in that certain area. I have three properties one I live in and two others being flipped, one has a renter on a month to month basis and the second property is on currently on the market and both have little encumbrance (25%) relative to value. My Credit is in 780 last time I checked, but my income is currently Self employment of 4900.00 a month and W2 last year was 58k. In most areas the market is down, however people are still buying homes because they need a place to live. We focus on the commodity priced entry level properties. In any case, the home is always available to be put up for rent or lease. There are many different exit strategies. My partner and I work with individuals that have been doing this for several years and have been very profitable. At this time, we are looking to build our own relationships with investors in the pursuit of these opportunities. If you would like to contact me, please either send me an email at: marv@valento.com or call 602-750-6278. We are based in the Phoenix, AZ area and our sales are up 70% for the sub 150k properties from last year. You won?t be disappointed! Marvin Valento JR 602.750.6278

A credit bureau reported the following information about this borrower member on April 21, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1999	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,144.00	Public Records On File:	0
Revolving Line Utilization:	15.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 396532

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
396532	$8,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 396532. Member loan 396532 was requested on April 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,250 / month
Current employer:	Maple Street Management	Debt-to-income ratio:	0.24%
Length of employment:	5 years 8 months	Location:	Wichita, KS

Home town:	Wichita
Current & past employers:	Maple Street Management
Education:	Kansas State University, University of Kansas

This borrower member posted the following loan description, which has not been verified:

I found my first house! I want to use this loan for part of the downpayment. My state does not provide short-term credit acceleration loans which could be repaid with the First-Time Home Buyer Tax Credit that I will recieve when I file my 2009 tax return. Lending Club is the perfect solution!

A credit bureau reported the following information about this borrower member on April 21, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2000	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$132.00	Public Records On File:	0
Revolving Line Utilization:	6.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 396539

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
396539	$9,500	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 396539. Member loan 396539 was requested on April 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	Self-Employed	Debt-to-income ratio:	15.88%
Length of employment:	10 years 4 months	Location:	Astoria, NY

Home town:	San Jose
Current & past employers:	Self-Employed, Spaeth Design
Education:	Foothill College, North Carolina School of the Arts

This borrower member posted the following loan description, which has not been verified:

This loan will go directly toward the funding and payment of the first year of a 2-year training program for special effects make-up design and technology in the entertainment industry. I am a 34-year-old professional production and scenic designer for the entertainment and events industry, and have had good success in my current career. However, as a young person I didn't realize that my personal passion would not be fully realized in this career. I am at a place in my life now where I have the opportunity to fully commit myself to my dream and have a career I truly love and will work at passionately. I take great pride in my work and my strong work ethic. I have given my current career a very strong effort, but know that making this switch now means I will be leaving on a high note and feel proud that I can maintain my reputation of finishing what I start. The appreciation for, and the responsibility that comes with, being afforded a loan that will lead to a life changing opportunity such as this is something I take very seriously. I have very good credit, have successfully lived as a freelance designer in the city for the last decade, and now wish to study in England at the UK's premiere Film Studio. With this loan I will be able to fund the first year of education and housing.

A credit bureau reported the following information about this borrower member on April 21, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1994	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,096.00	Public Records On File:	0
Revolving Line Utilization:	73.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 396548

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
396548	$15,250	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 396548. Member loan 396548 was requested on April 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,000 / month
Current employer:	Dauenhauer Plumbing	Debt-to-income ratio:	17.68%
Length of employment:	8 years 9 months	Location:	Louisville, KY

Home town:	Louisville
Current & past employers:	Dauenhauer Plumbing, Peat Marwick Mitchell and Co. CPAs
Education:	University of Kentucky, University of Louisville

This borrower member posted the following loan description, which has not been verified:

I need this loan to complete financing of a business purchase. A partner and I are purchasing an existing car wash business that is 10 years old and profitable. Current owners are ready to retire and no longer want to committ the time it takes to maximize return on investment. My intent was to fund my portion of the business thru my 401k however the market downturn has left me short of my requirement. Average income from the business over the last few years is more than adequate to cover timely payoff on loans. This business will ensure the financial security of my family, I would appreciate your consideration. Thank you.

A credit bureau reported the following information about this borrower member on April 21, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1994	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,759.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 396590

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
396590	$2,400	9.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 396590. Member loan 396590 was requested on April 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,542 / month
Current employer:	n/a	Debt-to-income ratio:	4.69%
Length of employment:	7 years 1 month	Location:	Centreville, VA

Home town:
Current & past employers:
Education:	Bucknell University, Temple University, Rutgers University at New Brunswick/Piscataway

This borrower member posted the following loan description, which has not been verified:

My credit card company informed me that they're increasing my rate from 10.9% to 18%, and I've never had a late or missed payment. So my objectives are now to quickly bring the balance to 0, lower the rate on my remaining principal, and establish a new, successful trade line on my credit report. I'm not interested in giving the card company any more finance charges if I can avoid it. I've been with the same employer for 7 years. I make $54500 a year (4541.67 a month). I'm not getting fired anytime soon...thankfully our pipeline's too full. Thanks for reading this note. I hope none of you received the same letter that I recently found in my mailbox, and that you're weathering the storm as best you can.

A credit bureau reported the following information about this borrower member on April 21, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1993	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,184.00	Public Records On File:	0
Revolving Line Utilization:	72.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 396615

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
396615	$2,700	14.74%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 396615. Member loan 396615 was requested on April 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$833 / month
Current employer:	Starbucks	Debt-to-income ratio:	12.36%
Length of employment:	1 year 7 months	Location:	Chesterfield, VA

Home town:	Baltimore
Current & past employers:	Starbucks, Starbucks
Education:	Randolph-Macon College

This borrower member posted the following loan description, which has not been verified:

I need money for school. I have a job and I work about 25-30 hours a week and I am also a full time student.

A credit bureau reported the following information about this borrower member on April 21, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2006	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,934.00	Public Records On File:	0
Revolving Line Utilization:	53.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 396623

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
396623	$4,000	18.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 396623. Member loan 396623 was requested on April 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,750 / month
Current employer:	US Army	Debt-to-income ratio:	2.86%
Length of employment:	1 year 7 months	Location:	wenonah, NJ

Home town:	woodbury
Current & past employers:	US Army
Education:

This borrower member posted the following loan description, which has not been verified:

I am in the military and i have about 4,000 in credit card dept from 3 different companies. I would like to consolidate the dept into one payment.

A credit bureau reported the following information about this borrower member on April 21, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2007	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,404.00	Public Records On File:	0
Revolving Line Utilization:	32.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 396631

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
396631	$3,200	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 396631. Member loan 396631 was requested on April 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,479 / month
Current employer:	D L Adams Associates	Debt-to-income ratio:	19.58%
Length of employment:	2 years 8 months	Location:	Denver, CO

Home town:
Current & past employers:	D L Adams Associates
Education:

This borrower member posted the following loan description, which has not been verified:

Hello potential lender, I am applying for a loan for the following reasons: Pay off credit card #1 (~$900@17.99%) Pay off credit card #2 (~$700@16.99%) My other financial obligations include: credit card #3 (~$50/mo - $2500@10.24%) credit card #4 (~$50/mo - $3000@9.24%) car loan ($422/mo - $21500@5.85%@60mo) student loan ($130/mo) rent + util (~$650, soon to be ~$400-450) By paying off cards 1 and 2, I will focus on paying off cards 3 and 4 in 2009, and car principal aggresively in 2010. Any additional funds loaned beyond that needed for cards 1+2 will be placed in a high-yield savings account for a couple months (incase i need extra cashflow for an upcoming intown move), and then used to pay down remaining accounts faster, starting with highest interest rate. My story: 2006, fresh out of college, decent career-starting position and salary at a growing small company, no previous credit usage. I got ahead of myself in spending, but am now working hard to become debt-free. Why my note is a good investment: In the ~83 months since I started my career and credit use, I have never missed or been late on a payment or bill. I have always paid more than the minimum, often significantly so, but carrying a balance is getting old (and expensive!) and the next step is to cut the cards completely. In the last six months I have started a decent emergency savings account and the ultimate goal is to be debt free in 24-30 months. Thanks for you help.

A credit bureau reported the following information about this borrower member on April 21, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1986	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,479.00	Public Records On File:	0
Revolving Line Utilization:	38.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 396644

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
396644	$10,800	8.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 396644. Member loan 396644 was requested on April 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,250 / month
Current employer:	Digital Chocolate, Inc.	Debt-to-income ratio:	6.82%
Length of employment:	10 months	Location:	Fremont, CA

Home town:
Current & past employers:	Digital Chocolate, Inc.
Education:	McCombs School of Business, University of Texas-Austin

This borrower member posted the following loan description, which has not been verified:

Recently bought a house for our young family (newborn). House needs minor improvements: air conditioner, stair railing remodel (baby can climb through very easily as stairs are old). Doing this to keep baby comfortable and safe. I have excellent credit. Both wife and I have stable jobs (dual income, both professionals with graduate degrees). I have been in my line of work over 10 years. We bought our house with a fixed interest loan without any government or external support. No revolving credit bills (credit card paid off fully each month). Only a single car lease, student loan and mortgage. Since I did not believe in ARMs or buying beyond my means, we save our money and bought our home when the market fell. I thought I would wait for the A/C until next year, but learning to live with a young baby is an everyday learning experience. Now I feel that its a necessary improvement to make. Also when buying the house, it never occurred to me that a growing baby would be able to step through baulisters and create a safety hazard.

A credit bureau reported the following information about this borrower member on April 21, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1996	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,232.00	Public Records On File:	0
Revolving Line Utilization:	19.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Posting Report Supplement No. 192 dated April 22, 2009